                                                                    EXHIBIT 4.2





                       ADVANCED OPTICS ELECTRONICS, INC.

                      CONVERTIBLE NOTE PURCHASE AGREEMENT


                               SEPTEMBER 15, 2000

                               TABLE OF CONTENTS

                                                                           Page
                                                                           ----

1.   AGREEMENT TO SELL AND PURCHASE...........................................1

     1.1      Initial Funding Sale and Purchase...............................1

2.   OBLIGATION TO PURCHASE...................................................2

     2.1      Purchase Obligation.............................................2

     2.2      Exercise of Obligation Notes....................................4

     2.3      Assignment of Purchase Obligation...............................5

3.   FEES AND WARRANTS........................................................5

4.   CLOSING, DELIVERY AND PAYMENT............................................7

     4.1      Closing.........................................................7

     4.2      Delivery........................................................7

5.   REPRESENTATIONS AND WARRANTIES OF THE COMPANY............................7

     5.1      Organization, Good Standing and Qualification...................7

     5.2      Subsidiaries....................................................8

     5.3      Capitalization; Voting Rights...................................8

     5.4      Authorization; Binding Obligations..............................9

     5.5      Liabilities....................................................10

     5.6      Agreements; Action.............................................10

     5.7      Obligations to Related Parties.................................10

     5.8      Changes........................................................11

     5.9      Title to Properties and Assets; Liens, Etc.....................12

     5.10     Intellectual Property..........................................12

     5.11     Compliance with Other Instruments..............................13

     5.12     Litigation.....................................................13

     5.13     Tax Returns and Payments.......................................13

     5.14     Employees......................................................13

     5.15     Obligations of Management......................................14

     5.16     Registration Rights and Voting Rights..........................14

     5.17     Compliance with Laws; Permits..................................14

     5.18     Environmental and Safety Laws..................................14

     5.19     Valid Offering.................................................15


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
     5.20     Full Disclosure................................................15

     5.21     Insurance......................................................15

     5.22     SEC Reports....................................................15

     5.23     No Market Manipulation.........................................16

     5.24     Listing........................................................16

     5.25     No Integrated Offering.........................................16

     5.26     Stop Transfer..................................................16

     5.27     Dilution.......................................................16

6.   REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS........................17

     6.1      Requisite Power and Authority..................................17

     6.2      Investment Representations.....................................17

     6.3      Purchaser Bears Economic Risk..................................17

     6.4      Acquisition for Own Account....................................17

     6.5      Purchaser Can Protect Its Interest.............................17

     6.6      Accredited Investor............................................17

     6.7      Legends........................................................17

7.   COVENANTS OF THE COMPANY................................................18

     7.1      Stop-Orders....................................................19

     7.2      Listing........................................................19

     7.3      Market Regulations.............................................19

     7.4       Reporting Requirements........................................19

     7.5      Use of Funds...................................................19

     7.6      Access to Facilities...........................................20

     7.7      Taxes..........................................................20

     7.8      Insurance......................................................20

     7.9      Books and Records..............................................20

     7.10     Governmental Authorities.......................................20

     7.11     Intellectual Property..........................................20

     7.12     Properties.....................................................20

     7.13     Confidentiality................................................21

     7.14     Required Approvals.............................................21

     7.15     Reissuance of Securities.......................................22

     7.16     Opinion........................................................22


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
8.   COVENANTS OF THE COMPANY AND PURCHASERS REGARDING INDEMNIFICATION.......22

     8.1      Company Indemnification........................................22

     8.2      Purchaser's Indemnification....................................22

     8.3      Procedures.....................................................23

9.   CONVERSION OF CONVERTIBLE NOTES.........................................23

     9.1      Mechanics of Conversion........................................23

     9.2      Mandatory Redemption...........................................24

     9.3      Maximum Conversion.............................................24

     9.4      Injunction - Posting of Bond...................................25

     9.5      Buy-In.........................................................25

10.  REGISTRATION RIGHTS.....................................................25

     10.1     Registration Rights Granted....................................25

     10.2      Registration Procedures.......................................27

     10.3      Provision of Documents........................................28

     10.4     Non-Registration Events........................................28

     10.5     Expenses.......................................................29

     10.6     Indemnification and Contribution...............................30

11.  RIGHT OF FIRST REFUSAL..................................................32

     11.1     Offer Period...................................................32

     11.2     Offering Restrictions..........................................32

12.  MISCELLANEOUS...........................................................32

     12.1     Governing Law..................................................32

     12.2     Survival.......................................................33

     12.3     Successors and Assigns.........................................33

     12.4     Entire Agreement...............................................33

     12.5     Severability...................................................33

     12.6     Amendment and Waiver...........................................33

     12.7     Delays or Omissions............................................33

     12.8     Notices........................................................33

     12.9     Attorneys' Fees................................................34

     12.10    Titles and Subtitles...........................................34

     12.11    Counterparts...................................................34


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
     12.12    Broker's Fees..................................................34

     12.13    Indemnification................................................34

     12.14    Construction...................................................34






















                                     -iv-
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                       ADVANCED OPTICS ELECTRONICS, INC.
                      CONVERTIBLE NOTE PURCHASE AGREEMENT


         THIS CONVERTIBLE NOTE PURCHASE AGREEMENT (the "AGREEMENT") is made and entered into as of September 15, 2000, by and among ADVANCED OPTICS ELECTRONICS, INC., a Nevada corporation (the "COMPANY"), and each of the Purchasers listed on Exhibit A hereto (each a "PURCHASER" and collectively the "PURCHASERS").

                                    RECITALS

         WHEREAS, the Company has authorized the initial sale of 8% Convertible Notes in an aggregate principle amount of $2,000,000 (the "INITIAL NOTES"), convertible into shares of the Company's common stock, $0.001 par value per share (the "COMMON STOCK");

         WHEREAS, the Company wishes to enter into a structured facility with Purchasers pursuant to which Purchasers shall be obligated to purchase additional 8% convertible notes in an amount not to exceed $8,000,000 (the "OBLIGATION NOTES"), which Obligation Notes shall also be convertible into shares of the Company's Common Stock;

         WHEREAS, the Company wishes to issues warrants (the "WARRANTS") to the Purchasers to purchase shares of the Company's Common Stock in connection with Purchaser's purchase of the Initial Notes and the Obligation Notes;

         WHEREAS, Purchasers desire to purchase the Initial Notes, Obligation Notes and Warrants on the terms and conditions set forth herein; and

         WHEREAS, the Company desires to issue and sell the Initial Notes, Obligation Notes and Warrants to Purchasers on the terms and conditions set forth herein.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises, representations, warranties and covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1. AGREEMENT TO SELL AND PURCHASE.

                  1.1 INITIAL FUNDING SALE AND PURCHASE. Pursuant to the terms and conditions set forth in this Agreement, on the Initial Closing Date (as defined in Section 4), the Company agrees to sell to the Purchasers, and each Purchaser hereby agrees to purchase from the Company Initial Notes in the amount set forth next to such Purchaser's name on Exhibit A under the column heading "Initial Closing Date Notes," convertible in accordance with the terms thereof into shares of the Company's Common Stock, which amounts, in the aggregate among all Purchasers, shall be equal to $500,000. Subject to satisfaction of the requirements therefor as set forth herein, on the Second Closing Date (as defined in Section 4), the Company agrees to sell to the Purchasers, and each Purchaser hereby agrees to purchase from the Company that number of

Initial Notes in the amounts set forth next to such Purchaser's name on Exhibit A under the column heading "Second Closing Date Notes," which amount, in the aggregate among all Purchasers, shall be equal to $1,500,000. The Initial Notes purchased on the Initial Closing Date and the Second Closing Date shall collectively be known as the "INITIAL OFFERING." The form of Initial Notes is annexed hereto as Exhibit B. The Initial Notes and the Obligation Notes (as defined in Section 2.1) will have a Maturity Date (as defined in the Notes) three years from the date of issuance. Collectively, the Initial Notes, Initial Warrants (as defined in Section 3) and Common Stock issuable upon conversion of the Initial Notes and exercise of the Initial Warrants are referred to as the "INITIAL SECURITIES."

         2. OBLIGATION TO PURCHASE.

                  2.1 PURCHASE OBLIGATION. Subject to satisfaction of the terms set forth in this Section and elsewhere herein, at each Obligation Closing (as defined in Section 4) the Purchasers agree to purchase from the Company (the "PURCHASE OBLIGATION"), 8% convertible notes (the "OBLIGATION NOTES") in up to the principal amount set forth in the Obligation Notice (as defined in Section 2.2). Notwithstanding the foregoing, in no event shall any Purchaser be obligated to purchase at any Obligation Closing, a number of Obligation Notes greater than the product of (x) such Purchaser's allocable percentage, as set forth opposite such Purchaser's name on Exhibit A under the column heading "Allocable Percentage," multiplied by (y) the aggregate amount of Obligation Notes requested to be purchased at such Obligation Closing (based on the Obligation Notice delivered), without such Purchaser's prior written consent. Collectively, the Obligation Notes, Obligation Warrants (as defined in Section
3) and Common Stock issuable upon conversion of the Obligation Notes and exercise of the Obligation Warrants are referred to as the "PURCHASE OBLIGATION SECURITIES." The Initial Notes and Obligation Notes are collectively referred to herein as the "Notes." The form of Obligation Notes is annexed hereto as Exhibit C. The holders of the Purchase Obligation Securities are granted all the rights, undertakings, remedies, liquidated damages and indemnification granted to the Purchasers in connection with the Initial Notes, including but not limited to, the rights and procedures set forth in Sections 8, 9 and 10 hereof.

         In addition to the restrictions contained in Section 2.2 hereof, each Purchaser's agreement to purchase the Initial Notes at the Second Closing Date and the Obligation Notes at any Obligation Closing is contingent on the following any, some or all of which may be waived by a Purchaser in writing:

                           (i) As of the date of delivery of the Obligation
Notice and the date of such Obligation Closing, the shares of Common Stock issuable upon conversion of the Obligation Notes and Obligation Warrants must be included in an effective registration statement described in Section 10 hereof;

                           (ii) As of the Second Closing Date or the date of
delivery of each Obligation Notice and of such Obligation Closing, as the case may be, the Company will be a full reporting company with the class of shares of Common Stock registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT");

                           (iii) No Material Adverse Change in the Company's
business or business prospects shall have occurred after the Initial Closing Date. "MATERIAL ADVERSE CHANGE" is defined as any effect on the business, operations, properties, prospects, or financial condition of the Company that is material and adverse to the Company and its subsidiaries, if any, taken as a whole, and/or any condition, circumstance, or situation that would prohibit or otherwise interfere with the ability of the Company to enter into and perform any of its obligations under this Agreement, or any other agreement entered into or to be entered into in connection herewith, in any material respect. There shall not have been a material negative restatement of the Company's financial statements since the Initial Closing Date;

                           (iv) The execution and delivery to the Purchaser of
a certificate signed by the Company's chief executive officer representing the truth and accuracy of all such Company's representations and warranties contained in this Agreement as of such Second Closing Date or Obligation Closing Date, as the case may be, and confirming the undertakings contained herein, and representing the satisfaction of all contingencies and conditions required for the issuance of the applicable Initial Securities or Purchase Obligation Securities, as the case may be;

                           (v) The completion by Purchasers and Purchasers'
legal counsel of their due diligence review of the Company, and the results of such review being reasonably satisfactory to Purchasers and such counsel;

                           (vi) As of the Second Closing Date or the date of
delivery of the Obligation Notice and of such Obligation Closing, as the case may be, the Company's and Common Stock's, as applicable, listing on, and compliance with the listing requirements of the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "PRINCIPAL MARKET");

                           (vii) The Company's not having received notice from
the OTC Bulletin Board (or any Principal Market), that the Company is not in compliance with the requirements for continued listing;

                           (viii) The execution by the Company and delivery to
the Purchasers of all required documents in relation to the Initial Notes or Obligation Notes set forth in Section 2.2 below, as the case may be, and such other documents which may be reasonably requested by the Purchasers;

                           (ix) The continued accuracy, of the representations
and warranties contained in this Agreement, and the Company not having breached any of its obligations hereunder or under any of the Related Agreements (as defined in Section 5.1), all as of the Second Closing Date or the date of delivery of the Obligation Notice and of such Obligation Closing, as the case may be; and

                           (x) The non-occurrence (whether or not continuing)
of an Event of Default as described in Article III of the Initial Notes or Obligation Notes.


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


                  2.2 EXERCISE OF OBLIGATION NOTES.

                           (a) The Company's right to require the Purchasers to
purchase Obligation Notes (and the Purchasers' obligations to so purchase Obligation Notes) commences on the actual effective date of the registration statement described in Section 10 hereof and expires three (3) years after the date of this Agreement ("OBLIGATION EXERCISE PERIOD").

                           (b) The Purchase Obligation may be exercised by the
Company by giving each Purchaser written notice of exercise ("OBLIGATION NOTICE") not more often than one time each calendar month during the Obligation Exercise Period, up to the maximum aggregate principal amount of Notes that the Purchasers have agreed to purchase pursuant to the terms of this Agreement. The date an Obligation Notice is given is an "OBLIGATION DATE." Each Obligation Notice must be accompanied by (i) the officer's certificate described in
Section 2.1(iv) above; (ii) a legal opinion relating to the Purchase Obligation Securities in form reasonably acceptable to each Purchaser; and (iii) such other documents and certificates reasonably requested by the Purchasers. Unless otherwise agreed to by the Purchasers, all Obligation Notices with respect to an Obligation Closing shall be given to all Purchasers in proportion to such Purchaser's allocable percentage (as set forth on Exhibit A). The Company shall have no obligation to deliver an Obligation Notice.

                           (c) Subject to satisfaction of the various
conditions provided for herein, payment by a Purchaser in relation to an Obligation Notice and relating to a Purchase Obligation must be made within fourteen (14) business days after receipt of the Obligation Notice and the items set forth in this Section 2. Payment will be made against delivery to each Purchaser or an escrow agent to be agreed upon by the Company and Purchasers, of the Obligation Notes and Obligation Warrants to be delivered at such Obligation Closing, and delivery of the applicable fees referred to in Sections 3(b) and 3(c).

                           (d) Maximum Purchase Obligation Exercise. The
Company may not obligate any Purchaser to purchase (and no Purchaser shall be required to purchase) any Obligation Notes at an Obligation Closing which, if converted as of the date of the Obligation Notes and aggregated with the Purchase Obligation Securities and other shares of Common Stock owned (beneficially or otherwise) by such Purchaser, on the Obligation Closing Date, would result in beneficial ownership by the Purchaser and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such Obligation Closing Date. For the purposes of the proviso in the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. Subject to the foregoing, a Purchaser, in its sole discretion, shall not be limited to aggregate conversions of only 4.99%. The aggregate amount of Notes to be purchased pursuant to Obligation Notices to all Purchasers may not exceed $8,000,000. The aggregate maximum dollar amount of Obligation Notices which may be given during any calendar month to the Purchasers may not exceed an amount equal to ten (10%) of the total dollar trading volume in the Common Stock during the calendar month prior to the giving of the Obligation Notice ("TRADING VOLUME LIMITATION"). The "TOTAL DOLLAR TRADING VOLUME" for any given day is equal to the number of shares traded that day (counting only once the same shares sold and correspondingly purchased) multiplied by that day's closing bid price, as reported on the

Principal Market, and the "total dollar trading volume" in any given calendar month is equal to the sum of the total dollar trading volumes for all days within that calendar month.

                           (e) In the event, for any reason except for a
Purchaser's unwillingness to purchase greater amounts of Obligation Notes because of the beneficial ownership limitations provided in the first sentence of Section 2.2(d), the Company has not delivered Obligation Notices for and required the Purchasers to purchase, on an annual basis beginning on the Second Closing Date, an aggregate of $2,666,667 of principal amount of Obligation Notes (the "MINIMUM PURCHASE OBLIGATION"), then the Company will issue Obligation Warrants to the Purchasers in an amount determined by subtracting the actual principal amount of Obligation Notes for which Obligation Notices have been validly given in any calendar year (and which were actually issued to and purchased by the Purchasers) from the Minimum Purchase Obligation (the result being the "UNEXERCISED PURCHASE OBLIGATION") and issuing Obligation Warrants in connection with such Unexercised Purchase Obligation as if the amount of Obligation Notes issuable in connection with the Unexercised Purchase Obligation were actually issued and the anniversary of the Second Closing Date for the year in question was the conversion date of such Obligation Notes.

                           (f) In the event the Company has properly given an
Obligation Notice and the Purchasers have wrongfully failed to comply with the Obligation Notice, then the Obligation Warrants will not be issuable in connection with such defaulted amounts.

                           (g) Failure to pay Finder's Fees (as defined in
Section 3(c)), legal fees or deliver any Warrants or Warrant Shares issuable hereunder, in all instances within the time periods provided herein, shall be deemed a material breach of the Company's obligations hereunder and shall be considered an event of default under all Notes then outstanding.

                  2.3 ASSIGNMENT OF PURCHASE OBLIGATION. Anything to the contrary herein notwithstanding, any Purchaser may assign to another party either before or after exercise of the Purchase Obligation by the Company, such Purchaser's obligations and right to purchase the Obligation Notes; provided that any such assignee both (i) shall be capable of performing the obligations to be performed by it hereunder and (ii) shall not have the effect (due to the nature of the ownership of such assignee or its holdings) of impinging on or restricting the Company's ability to transact business. Such assignment must be in writing. The assignment will be effective only if the assignee consents in writing to be bound by all of the Purchaser's obligations to the Company in connection with such assignment. Upon an effective assignment, the assignee will succeed to all of the Purchaser's rights under this Agreement, and all other agreements relating to the assigned portion of the Purchase Obligation.

         3. FEES AND WARRANTS.

                           (a) The Company will issue and deliver to the
persons listed on Exhibit A under the column heading "Warrant Holders", or to such other persons as the Purchasers shall otherwise designate (such named persons, as they may be so otherwise designated, being referred to as the "WARRANT RECIPIENTS"), Warrants to purchase shares of Common Stock in the amounts designated on Exhibit A hereto in connection with the Initial Offering (the "INITIAL WARRANTS") pursuant to Section 1.1 hereof. The Initial Warrants must be delivered on each applicable Initial Offering Closing Date, with respect to the dollar amount of Notes purchased on such Closing Date, at the rate of one Warrant Share for each such dollar amount of Notes then purchased. The aggregate number of shares of Common Stock purchasable upon exercise of the Initial Warrants granted on the Initial Closing Date is set forth on Exhibit A hereto. The Company will deliver to the Warrant Recipients, Warrants which are exercisable for 12% of the shares of Common Stock to be issued upon conversion of the Obligation Notes (the "OBLIGATION WARRANTS"). The Obligation Warrants with respect to a Purchase Obligation must be delivered no later than the Delivery Date (as defined in Section 9.1(b) hereof) in relation to the relevant Conversion Date. The Initial Warrants and Obligation Warrants are referred to herein collectively as Warrants. A form of Warrant is annexed hereto as Exhibit
D. The per share "PURCHASE PRICE" of Common Stock as defined in the Warrants shall be equal to the lowest closing bid price of the Common Stock for the ten
(10) trading days preceding, but not including, the applicable Initial Offering Closing Date or Obligation Closing Date, as the case may be, as reported on the Principal Market. All the representations, covenants, warranties, undertakings, and indemnification, and other rights made or granted to or for the benefit of Purchasers are hereby also made and granted to the holders of the Warrants in respect of the Warrants and shares of the Company's Common Stock issuable upon exercise of the Warrants (the "WARRANT SHARES").

                           (b) The Company shall pay to counsel to the
Purchasers its reasonable legal fees in an amount not to exceed $27,500 for services rendered to Purchasers in preparation of this Agreement and the Related Agreements, and in an additional amount not to exceed $2,500 in connection with its due diligence review of the Company and relevant matters. In addition, the Company will pay to counsel to the Purchasers its reasonable legal fees in an amount not to exceed $2,000 for each Initial Closing and Obligation Closing up to a maximum of $15,000, in the aggregate, for all such closings. Amounts required to be paid hereunder will be paid at the applicable Initial Closing or Obligation Closing, as the case may be.

                           (c) The Company will pay (x) a cash fee in the
amount of ten percent (10%) of the aggregate gross purchase price to be paid to the Company from the sale of Initial Notes in the Initial Offering (i.e., 10% of $2,000,000, or $200,000) and each subsequent sale of Obligation Notes (i.e., 10% of that portion of the $8,000,000 of Obligation Notes sold at all Obligation Closings), and (y) a cash fee in the amount of ten percent (10%) of the aggregate gross proceeds received by the Company upon exercise of the Warrants (the "WARRANT EXERCISE COMPENSATION" and, collectively with the fees referred to in subsection (x) above, the "FINDER'S FEE") to the persons listed on Exhibit A under the column heading "Finder's Fee Recipient," or to such other manager of each such funding, as designated in writing by the Purchasers. The Finder's Fee must be paid at each applicable Initial Offering Closing Date or Obligation Closing Date with respect to the Initial Notes or Obligation Notes sold on such date. The Warrant Exercise Compensation must be paid by the Company within ten (10) days of the exercise of a Warrant by the holder thereof. The aforementioned Finder's Fee and legal fees will be payable at the applicable closing out of funds held pursuant to a Funds Escrow Agreement to be entered into by the Company, Purchasers and an Escrow Agent. Failure to timely deliver the Finder's Fee, Warrant Exercise Compensation or the Warrants shall be deemed an Event of Default as defined in Article III of the Notes.

         4. CLOSING, DELIVERY AND PAYMENT.

                  4.1 CLOSING. Subject to the terms and conditions herein, the initial closing of the transactions contemplated hereby (the "INITIAL CLOSING"), which closing is comprised of Purchasers' purchase of Initial Notes in the aggregate principle amount of $500,000, shall take place at 11:00 a.m. on the date hereof, at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103, or at such other time or place as the Company and Purchasers may mutually agree (such date is hereinafter referred to as the "INITIAL CLOSING DATE"). Subject to the terms and conditions herein, the second closing of the transactions contemplated hereby (the "SECOND CLOSING"), which closing is comprised of Purchasers' purchase of Initial Notes in the aggregate principle amount of $1,500,000, shall take place at the offices of Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, New York 10103 on that date that is 10 days following the effective date of registration of those shares of Common Stock issuable upon conversion of the Initial Notes, exercise of the Initial Warrants and as otherwise required, pursuant to Section 10 of this Agreement (the "SECOND CLOSING DATE"). The closing date for each purchase of the Obligation Notes (each an "OBLIGATION CLOSING") shall be the date on which Purchaser funds representing the net amount due the Company from the purchase price of the Obligation Notes is transmitted to or on behalf of the Company (each an "OBLIGATION CLOSING Date").

                  4.2 DELIVERY. At the Initial Closing, Second Closing and each Obligation Closing, subject to the terms and conditions hereof, the Company will deliver to each Purchaser an applicable Note representing the aggregate principle amount borrowed by the Company at each Closing from each such Purchaser and, with respect to the Initial Closing and Second Closing, a warrant certificate registered in the Purchaser's name representing the number of Warrant Shares as to which the Warrant is exercisable pursuant to this Agreement, against payment of the purchase price therefor by certified funds or wire transfer made payable to the order of the Company, cancellation of indebtedness or any combination of the foregoing.

         5. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company hereby represents and warrants to each Purchaser as of the date of this Agreement as set forth below.

                  5.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Warrants to be issued in connection with this Agreement, the Funds Escrow Agreement, and all other agreements referred to herein (collectively, the "RELATED AGREEMENTS"), to issue and sell the Notes and the shares of Common Stock issuable upon conversion of the Notes (the "CONVERSION SHARES"), to issue and sell the Warrants and the Warrant Shares, and to carry out the provisions of this Agreement and the Related Agreements and to carry on its business as presently conducted and as presently proposed to be conducted. The Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.

                  5.2 SUBSIDIARIES. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

                  5.3 CAPITALIZATION; VOTING RIGHTS.

                           (a) The authorized capital stock of the Company,
immediately prior to the Initial Closing, consists of (i) 150,000,000 shares of Common Stock, par value $0.001 per share, 61,163,381 shares of which are issued and outstanding, and (ii) 10,000,000 shares of Preferred Stock, par value $0.001 per share, 3,500 of which are designated Series A Preferred Stock, 710 shares of which are issued and outstanding.

                           (b) Under the Company's Employee Stock Option Plan
(the "PLAN"), (i) no shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) options to purchase 5,825,000 shares have been granted and are currently outstanding (as listed on Exhibit E), and (iii) 3,100,000 shares of Common Stock remain available for future issuance to officers, directors, employees and consultants of the Company.

                           (c) The Company's has issued to members of the board
of directors of the Company warrants to purchase 6,225,000 shares of the Company's Common Stock.

                           (d) The convertible notes issued by the Company on
June 3, 1999, which notes were convertible into shares of the Company's Common Stock, have all been so converted into shares of Common Stock pursuant to their terms and there are no notes outstanding which can be converted into shares of Common Stock or other equity of the Company. The detachable warrants for the purchase of 12,500,000 shares of the Company's Common Stock, issued in connection with the convertible notes, have been cancelled and there are no continuing obligations outstanding under such warrants.

                           (e) Other than (i) the shares reserved for issuance
under the Plan; (ii) the warrants issued to members of the board of directors to purchase the Company's Common Stock as set forth in Section 5.3(c) hereto;
(iii) those shares of Common Stock which may be issued upon conversion of the 710 shares of Series A Preferred Stock; and (iv) shares which may be granted pursuant to this Agreement and the Related Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or arrangements or agreements of any kind for the purchase or acquisition from the Company of any of its securities. Neither the offer, issuance or sale of any of the Notes or Warrants, or the issuance of any of the Conversion Shares or Warrant Shares, nor the consummation of any transaction contemplated hereby will result in a change in the price or number of any securities of the Company outstanding, under anti-dilution or other similar provisions contained in or affecting any such securities.

                           (f) All issued and outstanding shares of the
Company's Common Stock and Series A Preferred Stock (to the extent Series A Preferred Stock has been issued)

(i) have been duly authorized and validly issued and are fully paid and nonassessable and (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities.

                           (g) The rights, preferences, privileges and
restrictions of the shares of Series A Preferred Stock and the Common Stock are as stated in the Amended Articles of Incorporation (the "AMENDED CHARTER"). The Conversion Shares and Warrant Shares have been duly and validly reserved for issuance. When issued in compliance with the provisions of this Agreement and the Company's Amended Charter, the Notes, Warrants, Conversion Shares and Warrant Shares (sometimes collectively referred to herein as the "SECURITIES") will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, however, that the Securities may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.

                           (h) No stock plan, stock purchase, stock option or
other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company, including the transactions contemplated hereunder.

                           (i) The provisions of NSR 78.378 to 78.3793,
inclusive, of the Nevada Revised Statutes, do not apply to the purchase of any Securities by the Purchasers, or to, or as a result of, any of the matters or actions contemplated in this Agreement or in any of the Related Agreements. The Company is not an "issuing corporation" as such term is defined in NRS 78.3788 of the Nevada Revised Statutes.

                  5.4 AUTHORIZATION; BINDING OBLIGATIONS. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and the Related Agreements, the performance of all obligations of the Company hereunder at each Closing and the authorization, sale, issuance and delivery of the Securities pursuant hereto and the Related Agreements has been taken or will be taken prior to the Initial Closing. The Agreement and the Related Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) general principles of equity that restrict the availability of equitable remedies. The sale of the Notes and the subsequent conversion of the Notes into Conversion Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The sale of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with. The Notes and the Warrants, when executed and delivered in accordance with the terms of this Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms.

                  5.5 LIABILITIES. The Company has no material liabilities and, to the best of its knowledge, knows of no material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.

                  5.6 AGREEMENTS; ACTION.

                           (a) There are no agreements, understandings,
instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) obligations (contingent or otherwise) of, or payments to, the Company in excess of $10,000 (other than obligations of, or payments to, the Company arising from purchase or sale agreements entered into in the ordinary course of business), or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses arising from the purchase of "off the shelf" or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company's products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights.

                           (b) The Company has not (i) declared or paid any
dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) except as referred to in Section 5.3(d) above, incurred any indebtedness for money borrowed or any other liabilities individually in excess of $10,000 or, in the case of indebtedness and/or liabilities individually less than $10,000, in excess of $25,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.

                           (c) For the purposes of subsections (a) and (b)
above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.

                           (d) The Company has not engaged in the past two
years in any discussion (i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations, (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than 50% of the voting power of the Company is disposed of or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up of the Company.

                  5.7 OBLIGATIONS TO RELATED PARTIES. There are no obligations of the Company to officers, directors, stockholders or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the

Board of Directors of the Company). None of the officers, directors or stockholders of the Company, or any members of their immediate families, are indebted to the Company. None of the officers, directors or, to the best of the Company's knowledge, key employees or stockholders of the Company or any members of their immediate families, are indebted to the Company or have any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation which competes with the Company, other than passive investments in publicly traded companies (representing less than 1% of such company) which may compete with the Company. No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company and no agreements, understandings or proposed transactions are contemplated between the Company and any such person. The Company is not a guarantor or indemnitor of any indebtedness of any other person, firm or corporation.

                  5.8 CHANGES. Since June 30, 2000, there has not been:

                           (a) Any change in the assets, liabilities, financial
condition, prospects or operations of the Company, other than changes in the ordinary course of business, none of which individually or in the aggregate has had or is reasonably expected to have a material adverse effect on such assets, liabilities, financial condition, prospects or operations of the Company;

                           (b) Any resignation or termination of any officer,
key employee or group of employees of the Company;

                           (c) Any material change, except in the ordinary
course of business, in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty or otherwise;

                           (d) Any damage, destruction or loss, whether or not
covered by insurance, materially and adversely affecting the properties, business or prospects or financial condition of the Company;

                           (e) Any waiver by the Company of a valuable right or
of a material debt owed to it;

                           (f) Any direct or indirect loans made by the Company
to any stockholder, employee, officer or director of the Company, other than advances made in the ordinary course of business;

                           (g) Any material change in any compensation
arrangement or agreement with any employee, officer, director or stockholder;

                           (h) Any declaration or payment of any dividend or
other distribution of the assets of the Company;

                           (i) Any labor organization activity related to the
Company;

                           (j) Any debt, obligation or liability incurred,
assumed or guaranteed by the Company, except those for immaterial amounts and for current liabilities incurred in the ordinary course of business;

                           (k) Any sale, assignment or transfer of any patents,
trademarks, copyrights, trade secrets or other intangible assets;

                           (l) Any change in any material agreement to which
the Company is a party or by which it is bound which may materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company;

                           (m) Any other event or condition of any character
that, either individually or cumulatively, has or may materially and adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company; or

                           (n) Any arrangement or commitment by the Company to
do any of the acts described in subsection (a) through (m) above.

                  5.9 TITLE TO PROPERTIES AND ASSETS; LIENS, ETC. The Company has good and marketable title to its properties and assets, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business. All facilities, machinery, equipment, fixtures, vehicles and other properties owned, leased or used by the Company are in good operating condition and repair and are reasonably fit and usable for the purposes for which they are being used. The Company is in compliance with all material terms of each lease to which it is a party or is otherwise bound.

                  5.10 INTELLECTUAL PROPERTY.

                           (a) The Company owns or possesses sufficient legal
rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and to the Company's knowledge as presently proposed to be conducted (the "INTELLECTUAL PROPERTY"), without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of "off the shelf" or standard products.

                           (b) The Company has not received any communications
alleging that the Company has violated any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity, nor is the Company aware of any basis therefor.

                           (c) The Company does not believe it is or will be
necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment by the Company, except for inventions, trade secrets or proprietary information that have been rightfully assigned to the Company.

                  5.11 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any term of its Amended Charter or Bylaws, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ. The execution, delivery and performance of and compliance with this Agreement and the Related Agreements, and the issuance and sale of Securities pursuant hereto, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a default under any such term or provision, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties.

                  5.12 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company that questions the validity of this Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  5.13 TAX RETURNS AND PAYMENTS. The Company has timely filed all tax returns (federal, state and local) required to be filed by it. All taxes shown to be due and payable on such returns, any assessments imposed, and to the Company's knowledge all other taxes due and payable by the Company on or before the Closing, have been paid or will be paid prior to the time they become delinquent. The Company has not been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof, or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes. The Company has no knowledge of any liability of any tax to be imposed upon its properties or assets as of the date of this Agreement that is not adequately provided for.

                  5.14 EMPLOYEES. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company's knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement. To the Company's knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company because of the nature of the business to be conducted by the Company; and to the Company's knowledge the continued employment by the Company of its present employees, and the performance of the Company's contracts with its independent contractors, will not result in any such violation. The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees.

                  5.15 OBLIGATIONS OF MANAGEMENT. Each officer and key employee of the Company is currently devoting substantially all of his or her business time to the conduct of the business of the Company. The Company is not aware that any officer or key employee of the Company is planning to work less than full time at the Company in the future. No officer or key employee is currently working or, to the Company's knowledge, plans to work for a competitive enterprise, whether or not such officer or key employee is or will be compensated by such enterprise.

                  5.16 REGISTRATION RIGHTS AND VOTING RIGHTS. The Company is presently not under any obligation, and has not granted any rights, to register any of the Company's presently outstanding securities or any of its securities that may hereafter be issued. To the Company's knowledge, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.

                  5.17 COMPLIANCE WITH LAWS; PERMITS. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would materially and adversely affect the business, assets, liabilities, financial condition, operations or prospects of the Company. No governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement and the issuance of any of the Securities, except such as has been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which could materially and adversely affect the business, properties, prospects or financial condition of the Company.

                  5.18 ENVIRONMENTAL AND SAFETY LAWS. The Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company's knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, "HAZARDOUS MATERIALS" shall mean (a) materials which are listed or otherwise defined as "HAZARDOUS" or "TOXIC" under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.

                  5.19 VALID OFFERING. Assuming the accuracy of the representations and warranties of the Purchasers contained in this Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.

                  5.20 FULL DISCLOSURE. The Company has provided the Purchasers with all information requested by the Purchasers in connection with their decision to purchase the Notes and Warrants, including all information the Company believes is reasonably necessary to make such investment decision. Neither this Agreement, the exhibits and schedules hereto, the Related Agreements nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor omit to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the Company's knowledge, there are no facts which (individually or in the aggregate) materially adversely affect the business, assets, liabilities, financial condition, prospects or operations of the Company that have not been set forth in the Agreement, the exhibits and schedules hereto, the Related Agreements or in other documents delivered to Purchaser or its attorneys or agents in connection herewith.

                  5.21 INSURANCE. The Company has general commercial, product liability, fire and casualty insurance policies with coverage customary for companies similarly situated to the Company.

                  5.22 SEC REPORTS. The Company has filed all proxy statements, reports and other documents required to be filed by it under the Exchange Act. The Company has furnished the Purchaser with copies of (i) its Annual Report on Form 10-K for the fiscal year ended December 31, 1999, (ii) its Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000 and June 30, 2000 and (iii) its Proxy Statement dated March 21, 2000 (collectively, the "SEC REPORTS"). Each SEC Report was in substantial compliance with the requirements of its respective form and none of the SEC Reports, nor the financial statements (and the notes thereto) included in the SEC Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  5.23 NO MARKET MANIPULATION. The Company has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to, cause or result in stabilization or manipulation of the price of the Common Stock of the Company to facilitate the sale or resale of any of the Securities being offered hereby or affect the price at which any of the Securities being offered hereby may be issued.

                  5.24 LISTING. The Company's Common Stock is listed for trading on the NASD OTC Bulletin Board and satisfies all requirements for the continuation of such listing. The Company has not received any notice that its Common Stock will be delisted from the NASD OTC Bulletin Board or that the Common Stock does not meet all requirements for the continuation of such listing.

                  5.25 NO INTEGRATED OFFERING. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the 1933 Act, or any applicable exchange-related stockholder approval provisions. Nor will the Company or any of its affiliates or subsidiaries take any action or steps that would cause the offering of the Securities to be integrated with other offerings.

                  5.26 STOP TRANSFER. The Securities are restricted securities as of the date of this Agreement. The Company will not issue any stop transfer order or other order impeding the sale and delivery of any of the Securities at such time as the Securities are registered for public sale or an exemption from registration is available, except as required by federal securities laws.

                  5.27 DILUTION. The number of shares of Common Stock issuable upon conversion of the Notes and exercise of the Warrants may increase substantially in certain circumstances, including, but not necessarily limited to, the circumstance wherein the trading price of the Common Stock declines prior to conversion or exercise of such securities. The Company's executive officers and directors have studied and fully understand the nature of the Securities being sold hereby and recognize that they have a potential dilutive effect. The Board of Directors of the Company has concluded, in its good faith business judgment, that such issuance is in the best interests of the Company. The Company specifically acknowledges that its obligation to issue the shares of Common Stock upon conversion of the Notes and exercise of the Warrants is binding upon the Company and enforceable regardless of the dilution such issuance may have on the ownership interests of other shareholders of the Company.

         6. REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS.

                  Each Purchaser hereby severally and not jointly represents and warrants to the Company with respect to itself or himself as follows (such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):

                  6.1 REQUISITE POWER AND AUTHORITY. Purchaser has all necessary power and authority under all applicable provisions of law to execute and deliver this Agreement and the Related Agreements and to carry out their provisions. All action on Purchaser's part required for the lawful execution and delivery of this Agreement and the Related Agreements have been or will be effectively taken prior to the Closing. Upon their execution and delivery, this Agreement and the Related Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors' rights, and (b) as limited by general principles of equity that restrict the availability of equitable remedies.

                  6.2 INVESTMENT REPRESENTATIONS. Purchaser understands that the Securities are being offered and sold pursuant to an exemption from registration contained in the Securities Act based in part upon Purchaser's representations contained in the Agreement.

                  6.3 PURCHASER BEARS ECONOMIC RISK. Purchaser has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment until the Securities are registered pursuant to the Securities Act, or an exemption from registration is available.

                  6.4 ACQUISITION FOR OWN ACCOUNT. Purchaser is acquiring the Notes for Purchaser's own account for investment only, and not with a view towards their distribution.

                  6.5 PURCHASER CAN PROTECT ITS INTEREST. Purchaser represents that by reason of its, or of its management's, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement, and the Related Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.

                  6.6 ACCREDITED INVESTOR. Purchaser represents that it is an accredited investor within the meaning of Regulation D under the Securities Act.

                  6.7 LEGENDS.

                           (a) The Notes shall bear the following legend until
the Notes and Conversion Shares are covered by an effective registration statement filed with the SEC:

                  "THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS

                  AMENDED, OR, IF APPLICABLE, STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE OR SUCH SHARES UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED OPTICS ELECTRONICS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (b) The Conversion Shares and the Warrant Shares
shall bear a legend which shall be in substantially the following form until such shares are covered by an effective registration statement filed with the
SEC:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR IF APPLICABLE, STATE SECURITIES LAWS. THESE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH SECURITIES ACT AND APPLICABLE STATE LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED OPTICS ELECTRONICS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

                           (c) The Warrants shall bear the following legend:

                  "THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED OPTICS ELECTRONICS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED."

         7. COVENANTS OF THE COMPANY. The Company covenants and agrees with the Purchasers as follows:

                  7.1 STOP-ORDERS. The Company will advise the Purchasers, promptly after it receives notice of issuance by the Securities and Exchange Commission (the "SEC"), any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

                  7.2 LISTING. The Company shall promptly secure the listing of the shares of Common Stock issuable upon conversion of the Notes and upon the exercise of the Warrants upon the Principal Market upon which shares of Common Stock are then listed (subject to official notice of issuance) and shall maintain such listing so long as any other shares of Common Stock shall be so listed. The Company will maintain the listing of its Common Stock on a Principal Market, and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the National Association of Securities Dealers ("NASD") and such exchanges, as applicable. The Company will provide the Purchasers copies of all notices it receives notifying the Company of the threatened and actual delisting of the Common Stock from any Principal Market.

                  7.3 MARKET REGULATIONS. The Company shall notify the SEC, NASD and applicable state authorities, in accordance with their requirements, of the transactions contemplated by this Agreement, and shall take all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation, for the legal and valid issuance of the Securities to Purchasers and promptly provide copies thereof to Purchasers.

                  7.4 REPORTING REQUIREMENTS. (a) Until at least four (4) years after the effectiveness of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 2 hereof, the Company will
(i) cause its Common Stock to continue to be registered under Sections 12(b) or 12(g) of the Exchange Act, (ii) comply in all respects with its reporting and filing obligations under the Exchange Act, (iii) comply with all reporting requirements that is applicable to an issuer with a class of shares registered pursuant to Section 12(g) of the Exchange Act, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement. The Company will not take any action or file any document (whether or not permitted by the Securities Act or the Exchange Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said Acts until the later of
(y) four (4) years after the effective date of the Registration Statement on Form SB-2 or such other Registration Statement described in Section 2 hereof, or (z) the sale by the Purchasers of all the Securities issuable by the Company pursuant to this Agreement. Until at least four (4) years after the Warrants have been exercised, the Company will use its commercial best efforts to continue the listing of the Common Stock on the NASD OTC Bulletin Board and will comply in all respects with the Company's reporting, filing and other obligations under the bylaws or rules of the NASD and NASDAQ.

                  7.5 USE OF FUNDS. The Company undertakes to use the proceeds of the Purchasers' funds for no purpose other than with respect to the manufacture and sale of its products.

                  7.6 ACCESS TO FACILITIES. The Company will permit any representatives designated by any Purchaser (or any transferee of such Purchaser), so long as such person holds any Securities upon reasonable notice and during normal business hours, at such person's expense and accompanied by a representative of the Company, to (a) visit and inspect any of the properties of the Company, (b) examine the corporate and financial records of the Company (unless such examination is not permitted by federal, state or local law or by contract) and make copies thereof or extracts therefrom and (c) discuss the affairs, finances and accounts of any such corporations with the directors, officers and independent accountants of the Company.

                  7.7 TAXES. The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto, and provided, further, that the Company will pay all such taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

                  7.8 INSURANCE. The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company's line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

                  7.9 BOOKS AND RECORDS. The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

                  7.10 GOVERNMENTAL AUTHORITIES. The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

                  7.11 INTELLECTUAL PROPERTY. The Company shall maintain in full force and effect its corporate existence, rights and franchises and all licenses and other rights to use Intellectual Property owned or possessed by it and reasonably deemed to be necessary to the conduct of its business.

                  7.12 PROPERTIES. The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such provision could reasonably be expected to have a material adverse effect.

                  7.13 CONFIDENTIALITY. The Company agrees that it will not disclose, and will not include in any public announcement, the name of any Purchaser, unless expressly agreed to by such Purchaser or unless and until such disclosure is required by law or applicable regulation, and then only to the extent of such requirement.

                  7.14 REQUIRED APPROVALS. For so long as any Securities or commitment to issue Securities is outstanding, the Company, without the prior written consent of the Purchasers, shall not:

                           (a) enter into any transaction or series of
transactions with any stockholder director, officer or employee which would require disclosure pursuant to Rule 404 of the Regulation S-K under the Securities Act;

                           (b) authorize, create or issue any securities (or
any rights or securities directly or indirectly convertible into or exercisable or exchangeable for securities) having rights, preferences or privileges superior the Conversion Shares;

                           (c) directly or indirectly declare or pay any
dividends or make any distributions upon any of its capital stock or other equity securities (or any securities directly or indirectly convertible into or exercisable or exchangeable for equity securities);

                           (d) directly or indirectly redeem, purchase or
otherwise acquire any of the Corporation's capital stock or other equity securities (including, without limitation, the Securities or any warrants, options and other rights to acquire such capital stock or other equity securities) or directly or indirectly redeem, purchase or make any payments with respect to any stock appreciation rights, phantom stock plans or similar rights or plans;

                           (e) merge or consolidate with any entity or enter
into an agreement to do so;

                           (f) sell, lease or otherwise dispose of more than
10% of the assets of the Company (computed on the basis of book value, determined in accordance with GAAP consistently applied, or fair market value, determined by the Board of Directors in its reasonable good faith judgment) in any transaction or series of related transactions (other than sales of inventory in the ordinary course of business) or sell or permanently dispose of any of its intellectual property;

                           (g) liquidate, dissolve or effect a recapitalization
or reorganization in any form of transaction (including, without limitation, any reorganization into a limited liability company, a partnership or any other non-corporate entity which is treated as a partnership for federal income tax purposes);

                           (h) acquire any interest in any company or business
(whether by a purchase of assets, purchase of stock, merger or otherwise), enter into any joint venture or make any investments in any other entity;

                           (i) become subject to (including, without
limitation, by way of amendment to or modification of) any agreement or instrument which by its terms would (under any circumstances) restrict the Company's right to perform the provisions of this Agreement or any of the agreements contemplated thereby;

                           (j) create, incur, assume or suffer to exist
indebtedness exceeding an aggregate principal amount of $375,000 outstanding at any time;

                           (k) amend, alter or repeal the Company's Bylaws or
Restated Certificate as to increase the number of authorized shares of the Common Stock or any series of preferred stock, or materially affect the rights or other powers of the Conversion Shares, or otherwise take any action which is designed to, or could have the effect of, adversely affecting the rights or other powers of the Conversion Shares (including, without limitation, pursuant to Section 3 of NRS 78.378 of the Nevada Revised Statutes); or

                           (l) materially alter or change the business of the
Company.

                  7.15 REISSUANCE OF SECURITIES. The Company agrees to reissue certificates representing the Securities without the legends set forth in Sections 6.7 and 6.8 above at such time as (a) the holder thereof is permitted to dispose of such Securities pursuant to Rule 144(k) under the Act, or (b) upon resale subject to an effective registration statement after such Securities are registered under the Act. The Company agrees to cooperate with the Purchaser in connection with all resales pursuant to Rule 144(d) and Rule 144(k) and provide legal opinions necessary to allow such resales provided the Company and its counsel receive reasonably requested representations from the selling Purchaser and broker, if any.

                  7.16 OPINION. On the Initial Closing Date and each subsequent Second Closing Date and Obligation Closing Date, the Company will deliver to the Purchasers an opinion acceptable to the Purchasers from the Company's legal counsel in the form annexed hereto as Exhibit F. The Company will provide, at the Company's expense, such other legal opinions in the future as are reasonably necessary for the conversion of the Notes and exercise of the Warrants.

         8. COVENANTS OF THE COMPANY AND PURCHASERS REGARDING INDEMNIFICATION.

                  8.1 COMPANY INDEMNIFICATION. The Company agrees to indemnify, hold harmless, reimburse and defend Purchasers, each of Purchasers' officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon any Purchaser which results, arises out of or is based upon (i) any misrepresentation by Company or breach of any warranty by Company in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement, or (ii) any breach or default in performance by Company of any covenant or undertaking to be performed by Company hereunder, or any other agreement entered into by the Company and Purchasers relating hereto.

                  8.2 PURCHASER'S INDEMNIFICATION. Purchaser agrees to indemnify, hold harmless, reimburse and defend the Company at all times against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company which results, arises out of or is based upon (a) any misrepresentation by Purchaser in this Agreement or in any exhibits or schedules attached hereto or any Related Agreement; or (b) any breach or default in performance by Purchaser of any covenant or undertaking to be performed by Purchaser hereunder, or any other agreement entered into by the Company and Purchasers relating hereto.

                  8.3 PROCEDURES. The procedures and limitations set forth in
Section 10.6 shall apply to the indemnifications set forth in Sections 8.1 and
8.2 above.

         9. CONVERSION OF CONVERTIBLE NOTES.

                  9.1 MECHANICS OF CONVERSION.

                           (a) Upon the conversion of the Notes or part
thereof, the Company shall, at its own cost and expense, take all necessary action (including the issuance of an opinion of counsel) to assure that the Company's transfer agent shall issue stock certificates in the name of the Purchaser (or its nominee) or such other persons as designated by the Purchaser and in such denominations to be specified representing the number of Conversion Shares issuable upon such conversion. The Company warrants that no instructions other than these instructions have been or will be given to the transfer agent of the Company's Common Stock and that the Conversion Shares issued will be unlegended, free-trading, and freely transferable, and will not contain a legend restricting the resale or transferability of the Conversion Shares, provided the Purchaser has notified the Company of the Purchaser's intention to sell the Conversion Shares and the Conversion Shares are included in an effective registration statement or are otherwise exempt from registration when sold.

                           (b) Purchaser will give notice of its decision to
exercise its right to convert the Notes or part thereof by telecopying or otherwise delivering an executed and completed notice of the number of shares to be converted to the Company (the "NOTICE OF CONVERSION"). The Purchaser will not be required to surrender the Notes until the Purchaser receives a certificate or certificates, as the case may be, representing the Conversion Shares or until the Note has been fully satisfied. Each date on which a Notice of Conversion is telecopied or delivered to the Company in accordance with the provisions hereof shall be deemed a "CONVERSION DATE." The Company will or will cause the transfer agent to transmit the Company's Common Stock certificates representing the shares issuable upon conversion of the Notes (and a certificate representing the balance of the Notes not so converted, if requested by Purchaser) to the Purchaser via express courier for receipt by such Purchaser within five business days after receipt by the Company of the Notice of Conversion (the "DELIVERY DATE").

                           (c) The Company understands that a delay in the
delivery of the Conversion Shares in the form required pursuant to Section 9 hereof, or the Mandatory Redemption Payment described in Section 9.2 hereof, beyond the Delivery Date or Mandatory Redemption Payment Date (as defined in
Section 9.2) could result in economic loss to the Purchaser. As compensation to the Purchaser for such loss, the Company agrees to pay late payments to the Purchaser for late issuance of the Conversion Shares in the form required pursuant to Section 9 hereof upon conversion of the Notes or late payment of the Mandatory

Redemption Payment, in the amount of $100 per business day after the Delivery Date or Mandatory Redemption Payment Date, as the case may be, for each $10,000 Note principal being converted or redeemed. The Company shall pay any payments incurred under this Section in immediately available funds upon demand. Furthermore, in addition to any other remedies which may be available to the Purchaser, in the event that the Company fails for any reason to effect delivery of the Conversion Shares by the Delivery Date or make payment by the Mandatory Redemption Payment Date, the Purchaser will be entitled to revoke all or part of the relevant Notice of Conversion or rescind all or part of the notice of Mandatory Redemption by delivery of a notice to such effect to the Company whereupon the Company and the Purchaser shall each be restored to their respective positions immediately prior to the delivery of such notice, except that late payment charges described above shall be payable through the date notice of revocation or rescission is given to the Company.

                           (d) Nothing contained herein or in any document
referred to herein or delivered in connection herewith shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest or dividends required to be paid or other charges hereunder exceed the maximum amount permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Company to a Purchaser and thus refunded to the Company.

                  9.2 MANDATORY REDEMPTION. In the event the Company is unable to issue Conversion Shares on a Delivery Date or at any time when a Note is convertible, for any reason, then at the Purchaser's election, the Company must pay to the Purchaser five (5) business days after request by the Purchaser or on the Delivery Date (if requested by the Purchaser) a sum of money determined by multiplying the principle of the Note required to be converted and not so converted (or otherwise not convertible, as applicable) by 130%, together with accrued but unpaid interest thereon ("MANDATORY REDEMPTION PAYMENT"). The Mandatory Redemption Payment must be received by the Purchaser on the same date as the Conversion Shares are otherwise deliverable or within five (5) business days after request, whichever is sooner ("MANDATORY REDEMPTION PAYMENT DATE"). Upon receipt of the Mandatory Redemption Payment, the corresponding Note principal and interest will be deemed paid and no longer outstanding.

                  9.3 MAXIMUM CONVERSION. A Purchaser shall not be entitled to convert on a Conversion Date that amount of a Note or Notes in connection with that number of shares of Common Stock which would be in excess of the sum of
(i) the number of shares of Common Stock beneficially owned by such Purchaser on a Conversion Date, and (ii) the number of shares of Common Stock issuable upon the conversion of the Notes with respect to which the determination of this proviso is being made on a Conversion Date, which would result in beneficial ownership by such Purchaser of more than 4.99% of the outstanding shares of Common Stock of the Company on such Conversion Date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and Regulation 13d-3 thereunder. Subject to the foregoing, a Purchaser shall not be limited to aggregate conversions of only 4.99%. A Purchaser may void the conversion limitation described in this Section 9.3 upon 75 days prior notice to the Company. A Purchaser may allocate which of the equity of the Company deemed beneficially owned by such Purchaser shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

                  9.4 INJUNCTION - POSTING OF BOND. In the event a Purchaser shall elect to convert a Note or part thereof, the Company may not refuse conversion for any reason, unless an injunction from a court, on notice, restraining and or enjoining conversion of all or part of said Note shall have been sought and obtained and the Company posts a surety bond for the benefit of such Purchaser in the amount of 130% of the amount of the Note, which is subject to the injunction, which bond shall remain in effect until the completion of arbitration/litigation of the dispute and the proceeds of which shall be payable to such Purchaser to the extent it obtains judgment.

                  9.5 BUY-IN. In addition to any other rights available to the Purchaser, if the Company fails to deliver to the Purchaser Conversion Shares by the Delivery Date and if after the Delivery Date the Purchaser purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Purchaser of the Common Stock which the Purchaser anticipated receiving upon such conversion (a "BUY-IN"), then the Company shall pay in cash to the Purchaser (in addition to any remedies available to or elected by such Purchaser) the amount by which (A) the Purchaser's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (B) the aggregate principal and/or interest amount of the Note, for which such conversion was not timely honored, together with interest thereon at a rate of 15% per annum, accruing until such amount and any accrued interest thereon is paid in full (which amount shall be paid as liquidated damages and not as a penalty). For example, if the Purchaser purchases shares of Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted conversion of $10,000 of Note principal and/or interest, the Company shall be required to pay the Purchaser $1,000, plus interest. The Purchaser shall provide the Company written notice indicating the amounts payable to the Purchaser in respect of the Buy-In.

         10. REGISTRATION RIGHTS.

                  10.1 REGISTRATION RIGHTS GRANTED. The Company hereby grants the following registration rights to holders of the securities purchased hereby.

                           (a) On two occasions, for a period commencing 90
days after the Initial Closing Date, but not later than four (4) years after the Initial Closing Date (the "REQUEST DATE"), the Company, upon a written request therefor from holders of more than 50% of the aggregate of the Company's Securities then outstanding, on an as converted basis (the Conversion Shares and Warrant Shares issued or issuable with respect to all Notes or Warrants issued or to be issued hereunder, being, the "REGISTRABLE SECURITIES"), shall prepare and file with the SEC a registration statement under the Securities Act covering the Registrable Securities which are the subject of such request, unless such Registrable Securities are the subject of an effective registration statement. In addition, upon the receipt of such request, the Company shall promptly give written notice to all other record holders of the Registrable Securities that such registration statement is to be filed and shall include in such registration statement Registrable Securities for which it has received written requests within 10 days after the Company gives such written notice. Such other requesting record holders shall be deemed to have exercised their demand registration right under this Section 10.1. As a condition precedent to the inclusion of Registrable Securities, the holder thereof shall provide the Company with such information as the Company reasonably requests. The obligation of the Company under this Section 10.1 shall be limited to two registration statements.

                           (b) If the Company at any time proposes to register
any of its securities under the Act for sale to the public, whether for its own account or for the account of other security holders or both, except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Registrable Securities for sale to the public, provided the Registrable Securities are not otherwise registered for resale by the Purchaser or subsequent holder pursuant to an effective registration statement, each such time it will give at least 30 days' prior written notice to the record holder of any Securities of its intention so to do. Upon the written request of the holder, received by the Company within 30 days after the giving of any such notice by the Company, to register any of the Registrable Securities, the Company will cause such Registrable Securities as to which registration shall have been so requested to be included with the securities to be covered by the registration statement proposed to be filed by the Company, all to the extent required to permit the sale or other disposition of the Registrable Securities so registered by the holder of such Registrable Securities (the "SELLER"). In the event that any registration pursuant to this
Section 10.1(b) shall be, in whole or in part, an underwritten public offering of Common Stock of the Company, the number of shares of Registrable Securities to be included in such an underwriting may be reduced by the managing underwriter if and to the extent that the Company and the underwriter shall reasonably be of the opinion that such inclusion would adversely affect the marketing of the securities to be sold by the Company therein; provided, however, that the Company shall notify the Seller in writing of any such reduction. Notwithstanding the forgoing provisions, or Section 10.1(a) hereof, the Company may withdraw or delay or suffer a delay of any registration statement referred to in this Section 10.1(b) without thereby incurring any liability to the Seller.

                           (c) If, at the time any written request for
registration is received by the Company pursuant to Section 10.1(a), the Company has determined to proceed with the actual preparation and filing of a registration statement under the Securities Act in connection with the proposed offer and sale for cash of any of its securities for the Company's own account, such written request shall be deemed to have been given pursuant to Section 10.1(b) rather than Section 10.1(a), and the rights of the holders of Registrable Securities covered by such written request shall be governed by
Section 10.1(b) except that the Company or underwriter, if any, may not withdraw such registration or limit the amount of Registrable Securities included in such registration.

                           (d) The Company shall file with the SEC within 60
days of the Initial Closing Date (the "FILING DATE"), and use its reasonable commercial efforts to cause to be declared effective a Form SB-2 registration statement (or such other form that it is eligible to use) within 90 days of the Initial Closing Date in order to register the Registrable Securities for resale and distribution under the Securities Act. The registration statement described in this paragraph must be declared effective by the SEC within 120 days of the Initial Closing Date (as defined herein) ("EFFECTIVE DATE"). The Company will register not less than a number of shares of Common Stock in the aforedescribed registration statement that is equal to 200% of the Warrant Shares and Conversion Shares issuable at the Conversion Prices set forth in the

Warrants and Notes, respectively, that would be in effect on the Initial Closing Date or the date of filing of such registration statement (employing the conversion price which would result in the greater number of Shares), assuming the conversion of 100% of the Notes which are then outstanding or issuable hereunder, and at least one share of common stock for each common share issuable upon exercise of the Warrants which are then outstanding or issuable hereunder (employing the Conversion Price that would result in the greater number of shares). The Registrable Securities shall be reserved and set aside exclusively for the benefit of the Purchasers and the holders of the Warrants, as the case may be, and not issued, employed or reserved for anyone other than the Purchasers and the holders of the Warrants. Such registration statement will be promptly amended or additional registration statements will be promptly filed by the Company as necessary to register additional Company Shares to allow the public resale of all Common Stock included in and issuable by virtue of the Registrable Securities. No securities of the Company other than the Registrable Securities will be included in the registration statement described in this Section 10.1(d), except that the Company may include up to an additional 4,500,000 shares of Common Stock in such registration statement issuable upon the conversion of the Series A Preferred Stock presently outstanding.

                  10.2 REGISTRATION PROCEDURES. If and whenever the Company is required by the provisions hereof to effect the registration of any shares of Registrable Securities under the Act, the Company will, as expeditiously as possible:

                           (a) prepare and file with the SEC a registration
statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to the holders of Registrable Securities copies of all filings and SEC letters of comment;

                           (b) prepare and file with the SEC such amendments
and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the later of: (i) six months after the latest exercise period of the Warrants; (ii) twelve months after the Maturity Date of the last maturing Notes or (iii) four years after the Initial Closing Date, and comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the Seller's intended method of disposition set forth in such registration statement for such period;

                           (c) furnish to the Seller, and to each underwriter
if any, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such persons reasonably may request to facilitate the public sale or their disposition of the securities covered by such registration statement;

                           (d) use its best efforts to register or qualify the
Seller's Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Seller and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

                           (e) list the Registrable Securities covered by such
registration statement with any securities exchange on which the Common Stock of the Company is then listed;

                           (f) immediately notify the Seller and each
underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which the Company has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

                           (g) make available for inspection by the Seller, any
underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by the Seller or underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

                  10.3 PROVISION OF DOCUMENTS.

                           (a) At the request of the Seller, provided a demand
for registration has been made pursuant to Section 10.1(a) or a request for registration has been made pursuant to Section 10.1(b), the Registrable Securities will be included in a registration statement filed pursuant to this
Section 10.

                           (b) In connection with each registration hereunder,
the Seller will furnish to the Company in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws. In connection with each registration pursuant to Section 10 covering an underwritten public offering, the Company and the Seller agree to enter into a written agreement with the managing underwriter in such form and containing such provisions as are customary in the securities business for such an arrangement between such underwriter and companies of the Company's size and investment stature.

                  10.4 NON-REGISTRATION EVENTS. The Company and the Purchaser agree that the Seller will suffer damages if any registration statement required under Section 10.1(a) above is not filed within 60 days after written request by the holder and not declared effective by the SEC within 120 days after such request, and maintained in the manner and within the time periods contemplated by Section 10 hereof, and it would not be feasible to ascertain the extent of such damages with precision. Accordingly, if (i) the Registration Statement described in Section 10.1(a) is not filed within 60 days of such written request, or is not declared effective by the SEC on or prior to the date that is 120 days after such request, or (ii) the registration statement on Form SB-2 or such other form as described in Section 10.1(d) is not filed on or before the Filing Date or not declared effective on or before the sooner of the Effective Date, or within five days of receipt by the Company of a communication from the SEC that the registration statement described in Section 10.1(d) will not be reviewed, or (iii) any registration statement described in Section 10.1(a) or (d) is filed and declared effective but shall thereafter cease to be effective (without being succeeded immediately by an additional registration statement filed and declared effective) for a period of time which shall exceed 30 days in the aggregate per year but not more than 20 consecutive calendar days (defined as a period of 365 days commencing on the date the Registration Statement is declared effective) (each such event referred to in this Section 10.4 is referred to herein as a "NON-REGISTRATION EVENT"), then, for so long as such Non-Registration Event shall continue, the Company shall pay in cash as Liquidated Damages to each holder of any Registrable Securities an amount equal to two (2%) percent per month or part thereof during the pendency of such Non-Registration Event of (i) the principal of the Notes issued in connection with the Initial Offering, whether or not converted; or (ii) the principal of the Obligation Notes actually issued, whether or not converted, then owned of record by such holder or issuable as of or subsequent to the occurrence of such Non-Registration Event. Payments to be made pursuant to this Section shall be due and payable immediately upon demand in immediately available funds. In the event a Mandatory Redemption Payment is demanded from the Company by the holder pursuant to Section 9.2 of this Agreement, then the Liquidated Damages described in this Section 10.4 shall no longer accrue on the portion of the purchase price underlying the Mandatory Redemption Payment, from and after the date the holder receives the Mandatory Redemption Payment. It shall be deemed a Non-Registration Event to the extent that all the Common Stock included in the Registrable Securities and underlying the Securities is not included in an effective registration statement as of and after the Effective Date at the conversion prices in effect from and after the Effective Date.

                  10.5 EXPENSES. All expenses incurred by the Company in complying with Section 10, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for the Company, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or "blue sky" laws, fees of the NASD, transfer taxes, fees of transfer agents and registrars, fees of, and disbursements incurred by, one counsel for the Seller, and costs of insurance are called "REGISTRATION EXPENSES". All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to the Seller beyond those included in Registration Expenses, are called "SELLING EXPENSES."

                           The Company will pay all Registration Expenses in
connection with the registration statement under Section 10. All Selling Expenses in connection with each registration statement under Section 10 shall be borne by the Seller and may be apportioned among the Sellers in proportion to the number of shares sold by the Seller relative to the number of shares sold under such registration statement or as all Sellers thereunder may agree.

                  10.6 INDEMNIFICATION AND CONTRIBUTION.

                           (a) In the event of a registration of any
Registrable Securities under the Securities Act pursuant to Section 10, the Company will indemnify and hold harmless each Seller, each officer of each Seller, each director of each Seller, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls any such Seller or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which the Seller, or such underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities was registered under the Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Seller, each such underwriter and each such controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by any such Seller, the underwriter or any such controlling person in writing specifically for use in such registration statement or prospectus.

                           (b) In the event of a registration of any of the
Registrable Securities under the Act pursuant to Section 10, the Seller will indemnify and hold harmless the Company, and each person, if any, who controls the Company within the meaning of the Securities Act, each officer of the Company who signs the registration statement and each director of the Company, against all losses, claims, damages or liabilities, joint or several, to which the Company or such officer or director may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to Section 10, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company and each such officer or director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the Seller will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to such Seller, as such, furnished in writing to the Company by such Seller specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of the Seller hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by the Seller under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by the Seller from the sale of Registrable Securities covered by such registration statement.

                           (c) Promptly after receipt by an indemnified party
hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this
Section 10.6(c) and shall only relieve it from any liability which it may have to such indemnified party under this Section 10.6(c) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this
Section 10.6(c) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

                           (d) In order to provide for just and equitable
contribution in the event of joint liability under the Act in any case in which either (i) the Seller, or any controlling person of the Seller, makes a claim for indemnification pursuant to this Section 10.6 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 10.6 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of the Seller or controlling person of the Seller in circumstances for which indemnification is provided under this Section 10.6; then, and in each such case, the Company and the Seller will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion so that the Seller is responsible only for the portion represented by the percentage that the public offering price of its securities offered by the registration statement bears to the public offering price of all securities offered by such registration statement, provided, however, that, in any such case, (A) the Seller will not be required to contribute any amount in excess of the public offering price of all such securities offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         11. RIGHT OF FIRST REFUSAL.

                  11.1 OFFER PERIOD. Until 120 days after the effective date of the Registration Statement described in Section 10.1(d) hereof, each Purchaser shall be given not less than ten (10) business days prior written notice of any proposed sale by the Company of its Common Stock or other securities or debt obligations except as previously disclosed in the SEC Reports or stock or stock options granted to employees or directors of the Company; or equity or debt issued in connection with an acquisition of a business or assets by the Company; or the issuance by the Company of stock in connection with the establishment of a joint venture partnership or licensing arrangement (these exceptions hereinafter referred to as the "EXCEPTED ISSUANCES"). Each Purchaser shall have the right during the ten (10) business days following the notice to agree to purchase an amount of such securities in the same proportion as being purchased in the Initial Offering of those securities proposed to be issued and sold, in accordance with the terms and conditions set forth in the notice of sale. In the event such terms and conditions are modified during the notice period, each Purchaser shall be given prompt notice of such modification and shall have the right during the original notice period or for a period of ten
(10) business days following the notice of modification, whichever is longer, to exercise such right. In the event the right of first refusal described in this Section is exercised by a Purchaser and the Company thereby receives net proceeds from such exercise, then commissions and fees will be paid by the Company to the Finders in the same amounts as specified in the notice of sale.

                  11.2 OFFERING RESTRICTIONS. Except with respect to securities otherwise previously disclosed in the SEC Reports or as contemplated herein, the Company will not issue any equity, convertible debt or other securities which are or could be (by conversion or registration) free-trading securities prior to the expiration of 180 days from the actual effective date of the registration statement described in Section 10.1(d) above (the "EXCLUSION PERIOD"). This restriction shall not prohibit the Company from issuing any equity, convertible debt or other securities prior to the expiration of the Exclusion Period, provided that such equity, convertible debt or other securities are restricted securities when issued and remain restricted until the expiration of the Exclusion Period.

         12. MISCELLANEOUS.

                  12.1 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the state courts of New York or in the federal courts located in the state of New York. Both parties and the individuals executing this Agreement and other agreements on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

                  12.2 SURVIVAL. The representations, warranties, covenants and agreements made herein shall survive any investigation made by any Purchaser and the closing of the transactions contemplated hereby. All statements as to factual matters contained in any certificate or other instrument delivered by or on behalf of the Company pursuant hereto in connection with the transactions contemplated hereby shall be deemed to be representations and warranties by the Company hereunder solely as of the date of such certificate or instrument.

                  12.3 SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto and shall inure to the benefit of and be enforceable by each person who shall be a holder of the Securities from time to time.

                  12.4 ENTIRE AGREEMENT. This Agreement, the exhibits and schedules hereto, the Related Agreements and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein.

                  12.5 SEVERABILITY. In case any provision of the Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                  12.6 AMENDMENT AND WAIVER.

                           (a) This Agreement may be amended or modified only
upon the written consent of the Company and the Purchasers.

                           (b) The obligations of the Company and the rights of
the holders of the Securities under the Agreement may be waived only with the written consent of such holders of Securities. The rights of the holder of a Note may be waived only with the written consent of the holder of such Note.

                  12.7 DELAYS OR OMISSIONS. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the Related Agreements, shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character on any Purchaser's part of any breach, default or noncompliance under this Agreement, the Notes or the Related Agreements or any waiver on such party's part of any provisions or conditions of the Agreement, a Note or the Related Agreements must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Notes or the Related Agreements, by law or otherwise afforded to any party, shall be cumulative and not alternative.

                  12.8 NOTICES. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to a Purchaser at the address set forth on the signature page hereto for such Purchaser, with a copy in the case of a Purchaser to Sheldon G. Nussbaum, Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103, facsimile number (212) 318-3400, or at such other address as the Company or a Purchaser may designate by ten days advance written notice to the other parties hereto.

                  12.9 ATTORNEYS' FEES. In the event that any suit or action is instituted to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including, without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

                  12.10 TITLES AND SUBTITLES. The titles of the sections and subsections of the Agreement are for convenience of reference only and are not to be considered in construing this Agreement.

                  12.11 COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                  12.12 BROKER'S FEES. Each party hereto represents and warrants that no agent, broker, investment banker, person or firm acting on behalf of or under the authority of such party hereto is or will be entitled to any broker's or finder's fee or any other commission directly or indirectly in connection with the transactions contemplated herein, except as specified herein with respect to the Purchasers. Each party hereto further agrees to indemnify each other party for any claims, losses or expenses incurred by such other party as a result of the representation in this Section 12.12 being untrue.

                  12.13 INDEMNIFICATION. The Company shall indemnify each Purchaser for any losses or expenses incurred by such Purchaser in connection with any claims brought against such Purchaser by any third party (including any other stockholder of the Company) as a result of the transactions contemplated by this Agreement, other than for a breach of representation or warranty made by such Purchaser herein.

                  12.14 CONSTRUCTION. Each party acknowledges that its legal counsel participated in the preparation of this Agreement and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Agreement to favor any party against the other.

         IN WITNESS WHEREOF, the parties hereto have executed the CONVERTIBLE NOTE PURCHASE AGREEMENT as of the date set forth in the first paragraph hereof.


COMPANY:                                        PURCHASERS:

ADVANCED OPTICS ELECTRONICS, INC.               KESHET FUND L.P.

                                                By: /s/ JOHN CLARKE
                                                    ----------------------------
By: /s/ LESLIE S. ROBINS                        Name: John Clarke
    ----------------------------------------    Address: Ragnall House
Name: Leslie S. Robins                                   18 Peel Road
Title: Chairman                                          Douglan, Isle of Man
Address: Advanced Optics Electronics, Inc.
         8301 Washington NE, Suite 5            KESHET L.P.
         Albuquerque, New Mexico, 87113
                                                By: /s/ JOHN CLARKE
                                                    ----------------------------
                                                Name: John Clarke
                                                Address: Ragnall House
                                                         18 Peel Road
                                                         Douglan, Isle of Man

                                                NESHER LTD.

                                                By: /s/ JOHN CLARKE
                                                    ----------------------------
                                                Name: John Clarke
                                                Address: Ragnall House
                                                         18 Peel Road
                                                         Douglan, Isle of Man

                                                TALBIYA B. INVESTMENTS LTD.

                                                By: /s/ JOHN CLARKE
                                                    ----------------------------
                                                Name: John Clarke
                                                Address: Ragnall House
                                                         18 Peel Road
                                                         Douglan, Isle of Man


                                                By:
                                                   -----------------------------
                                                Name:
                                                Address:
                                                        ------------------------

                                                        ------------------------

                                                        ------------------------




             [CONVERTIBLE NOTE PURCHASE AGREEMENT SIGNATURE PAGE]

                                LIST OF EXHIBITS


Schedule of Purchasers                                      Exhibit A

Form of Initial Offering Convertible Note                   Exhibit B

Form of Obligation Notes                                    Exhibit C

Form of Warrant                                             Exhibit D

Schedule of Option Holders                                  Exhibit E

Form of Opinion                                             Exhibit F

                                   EXHIBIT A

                             SCHEDULE OF PURCHASERS



          PURCHASER             INITIAL CLOSING DATE NOTES      SECOND CLOSING DATE NOTES      ALLOCABLE PERCENTAGE
          ---------             --------------------------      -------------------------      --------------------
KESHET FUND L.P.                     $150,000                       $450,000                         30%
KESHET L.P.                          $175,000                       $525,000                         35%
NESHER LTD.                          $100,000                       $300,000                         20%
TALBIYA B. INVESTMENTS LTD.          $ 75,000                       $225,000                         15%
                                     --------                       --------
TOTAL                                $500,000                    $ 1,500,000                      100.0%

                          SCHEDULE OF WARRANT HOLDERS

NAME OF INITIAL WARRANT HOLDER                               NUMBER OF INITIAL WARRANT SHARES
------------------------------                               --------------------------------
ALON ENTERPRISES LTD.                                        500,000


                      SCHEDULE OF FINDER'S FEE RECIPIENTS


FINDERS                               INITIAL CLOSING DATE FINDER'S FEES        SECOND CLOSING DATE FINDER'S FEES
-------                               ----------------------------------        ---------------------------------
ALON ENTERPRISES, LTD.                $50,000                                   $150,000
TOTAL                                 $50,000 (100% OF INITIAL CLOSING)         $150,000 (100% OF SECOND CLOSING)


                         WARRANT EXERCISE COMPENSATION


                                                                  PROPORTIONATE SHARE OF 10% CASH COMMISSIONS PAYABLE ON
FINDERS                                                           WARRANT EXERCISE
-------                                                           ------------------------------------------------------
ALON ENTERPRISES, LTD.                                            100%
TOTAL                                                             100%

                                   EXHIBIT B

                   FORM OF INITIAL OFFERING CONVERTIBLE NOTE


         THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED OPTICS ELECTRONICS, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE
                     (To be issued at the Initial Closing)

                  FOR VALUE RECEIVED, ADVANCED OPTICS ELECTRONICS, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to ________________________________ (the "Holder") or order, without demand, the sum of $__________, with simple interest accruing at the annual rate of 8%, on September 15, 2003 (the "Maturity Date"). [Note: The Maturity Date is the date three years from the date this Convertible Note is being issued.]

                  The following terms shall apply to this Note:

                                   ARTICLE I

                           DEFAULT RELATED PROVISIONS

                  1.1 Payment Grace Period. The Borrower shall have a three (3) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of 18% per annum shall apply to the amounts owed hereunder.

                  1.2 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.

                  1.3 Interest Rate. Subject to the Holder's right to convert, the principal and interest payable on this Note shall accrue at the annual rate of eight percent (8%) and be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below. The Holder may elect to receive accrued but unpaid interest on any or all anniversaries of the date of this Note.

                                   ARTICLE II

                               CONVERSION RIGHTS

                  The Holder shall have the right to convert the principal amount and interest due under this Note into Shares of the Borrower's Common Stock as set forth below.

                           2.1. Conversion into the Borrower's Common Stock.

                           (a) The Holder shall have the right from and after the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note of $10,000 or greater amount, or any lesser amount representing the full remaining outstanding and unpaid principal portion and at the Holder's election, the interest accrued on the Note, (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of common stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Company of a Notice of Conversion as described in Section 9.1(b) of the Convertible Note Purchase Agreement entered into between the Company and certain persons who are signatories thereto, including Holder, relating to this Note (the "Purchase Agreement") of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within five business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Company will deliver accrued but unpaid interest on the Note through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Purchase Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal (and interest, at the election of the Holder) of the Note to be converted, by the Conversion Price.

                           (b) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be the lesser of
         (i) seventy-five (75%) of the average of the three lowest closing bid prices for the Common Stock on the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or such other principal market or exchange where the Common Stock is listed or traded, during the thirty
         (30) trading days prior to but not including the issue date of this Note ("Maximum Base Price"); and (ii) eighty percent (80%) percent of the average of the three lowest closing bid prices for the Common Stock on the Principal Market, or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, during the ninety (90) trading days immediately prior to but not including the Conversion Date.

                           (c) The Maximum Base Price described in Section 2.1(b) above and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) and 2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                                    A. Merger, Sale of Assets, etc. If the
         Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section 2.1 shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                                    B. Reclassification, etc. If the Borrower
         at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                                    C. Stock Splits, Combinations and
         Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                                    D. Share Issuance. Subject to the
         provisions of this Section 2.1, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as: (i) provided in Sections 2.1(c)(A), 2.1(c)(B) or 2.1(c)(C ) or this subparagraph (D);
         (ii) pursuant to options, warrants, or other obligations to issue shares, outstanding on the date hereof as set forth in the Schedules to the Purchase Agreement, (which agreement is incorporated herein by this reference) ((i) and (ii) above, are hereinafter referred to as the "EXISTING OPTION OBLIGATIONS"), for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted conversion price. Except for the Existing Option Obligations and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company, for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

                  (d) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                  2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Purchase Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

                                  ARTICLE III

                                EVENT OF DEFAULT

                  The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

                  3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon or on any other promissory note issued pursuant to the Purchase Agreement, when due and such failure continues for a period of three (3) days after the due date.

                  3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of, or obligation under, this Note or the Purchase Agreement and such breach, if subject to cure, continues for a period of seven (7) days after written notice to the Borrower from the Holder.

                  3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading.

                  3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                  3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

                  3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

                  3.7 Delisting. Delisting of the Common Stock from the Principal Market or such other principal exchange on which the Common Stock is listed for trading; Borrower's failure to comply with the conditions for listing; or notification that the Borrower is not in compliance with the conditions for such continued listing.

                  3.8 Concession. A concession by the Borrower or a default under any one or more obligations in an aggregate monetary amount in excess of $50,000.

                  3.9 Stop Trade. An SEC stop trade order or Nasdaq National Market trading suspension.

                  3.10 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Section 9 of the Purchase Agreement, or if required a replacement Note.

                  3.11 Registration Default. The occurrence of a
         Non-Registration Event as described in Section 10.4 of the Purchase Agreement.

                                   ARTICLE IV

                                 MISCELLANEOUS

                  4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  4.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address as set forth on the signature page to the Purchase Agreement executed in connection herewith and to a Holder at the address set forth on the signature page to the Purchase Agreement for such Holder, with a copy in the case of a Holder to Sheldon G. Nussbaum, Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103, facsimile number (212) 318-3400, or at such other address as the Borrower or a Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Company pursuant to the Subscription Agreement.

                  4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

                  4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

                  4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the state of New York.

         Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

                  4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

                  4.8 Prepayment. This Note may not be paid (in whole or in part) prior to the Maturity Date without the consent of the Holder.

                  4.9 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chairman on this 15th day of September, 2000.


                                        ADVANCED OPTICS ELECTRONICS, INC.


                                        By:
                                           -------------------------------------


WITNESS:



-------------------------------

                              NOTICE OF CONVERSION

     (To be executed by the Registered Holder in order to convert the Note)


         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by ADVANCED OPTICS ELECTRONICS, INC. on _______________, 2000 into Shares of Common Stock of ADVANCED OPTICS ELECTRONICS, INC. (the "Company") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:
                   -------------------------------------------------------------


Conversion Price:
                 ---------------------------------------------------------------


Shares To Be Delivered:
                       ---------------------------------------------------------


Signature:
          ----------------------------------------------------------------------


Print Name:
           ---------------------------------------------------------------------


Address:
        ------------------------------------------------------------------------


        ------------------------------------------------------------------------

                                   EXHIBIT C


                  FORM OF OBLIGATION CLOSING CONVERTIBLE NOTE


         THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS NOTE AND THE COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS NOTE UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED OPTICS ELECTRONICS, INC., THAT SUCH REGISTRATION IS NOT REQUIRED.


                                CONVERTIBLE NOTE


                  FOR VALUE RECEIVED, ADVANCED OPTICS ELECTRONICS, INC., a Nevada corporation (hereinafter called "Borrower"), hereby promises to pay to ________________________________ (the "Holder") or order, without demand, the sum of $__________, with simple interest accruing at the annual rate of 8%, on ___________ ____ (the "Maturity Date"). [Note: The Maturity Date is the date three years from the date this Convertible Note is being issued.]

                  The following terms shall apply to this Note:

                                   ARTICLE I

                           DEFAULT RELATED PROVISIONS

                  1.1 Payment Grace Period. The Borrower shall have a three (3) day grace period to pay any monetary amounts due under this Note, after which grace period a default interest rate of 18% per annum shall apply to the amounts owed hereunder.

                  1.2 Conversion Privileges. The Conversion Privileges set forth in Article II shall remain in full force and effect immediately from the date hereof and until the Note is paid in full.

                  1.3 Interest Rate. Subject to the Holder's right to convert, the principal and interest payable on this Note shall accrue at the annual rate of eight percent (8%) and be payable on the Maturity Date, accelerated or otherwise, when the principal and remaining accrued but unpaid interest shall be due and payable, or sooner as described below. The Holder may elect to receive accrued but unpaid interest on any or all anniversaries of the date of this Note.

                                   ARTICLE II

                               CONVERSION RIGHTS

                  The Holder shall have the right to convert the principal amount and interest due under this Note into Shares of the Borrower's Common Stock as set forth below.

                           2.1. Conversion into the Borrower's Common Stock.

                           (a) The Holder shall have the right from and after the issuance of this Note and then at any time until this Note is fully paid, to convert any outstanding and unpaid principal portion of this Note of $10,000 or greater amount, or any lesser amount representing the full remaining outstanding and unpaid principal portion and at the Holder's election, the interest accrued on the Note, (the date of giving of such notice of conversion being a "Conversion Date") into fully paid and nonassessable shares of common stock of Borrower as such stock exists on the date of issuance of this Note, or any shares of capital stock of Borrower into which such stock shall hereafter be changed or reclassified (the "Common Stock") at the conversion price as defined in Section 2.1(b) hereof (the "Conversion Price"), determined as provided herein. Upon delivery to the Company of a Notice of Conversion as described in Section 9.1(b) of the Convertible Note Purchase Agreement entered into between the Company and certain persons who are signatories thereto, including Holder, relating to this Note (the "Purchase Agreement") of the Holder's written request for conversion, Borrower shall issue and deliver to the Holder within five business days from the Conversion Date that number of shares of Common Stock for the portion of the Note converted in accordance with the foregoing. At the election of the Holder, the Company will deliver accrued but unpaid interest on the Note through the Conversion Date directly to the Holder on or before the Delivery Date (as defined in the Purchase Agreement). The number of shares of Common Stock to be issued upon each conversion of this Note shall be determined by dividing that portion of the principal (and interest, at the election of the Holder) of the Note to be converted, by the Conversion Price.

                           (c) Subject to adjustment as provided in Section 2.1(c) hereof, the Conversion Price per share shall be the lesser of
         (i) seventy-five (75%) of the average of the three lowest closing bid prices for the Common Stock on the NASD OTC Bulletin Board, NASDAQ SmallCap Market, NASDAQ National Market System, American Stock Exchange, or New York Stock Exchange (whichever of the foregoing is at the time the principal trading exchange or market for the Common Stock, the "Principal Market"), or such other principal market or exchange where the Common Stock is listed or traded, during the thirty
         (30) trading days prior to but not including the issue date of this Note ("Maximum Base Price"); and (ii) eighty percent (80%) percent of the average of the three lowest closing bid prices for the Common Stock on the Principal Market, or on any securities exchange or other securities market on which the Common Stock is then being listed or traded, during the ninety (90) trading days immediately prior to but not including the Conversion Date.

                           (c) The Maximum Base Price described in Section 2.1(b) above and number and kind of shares or other securities to be issued upon conversion determined pursuant to Section 2.1(a) and 2.1(b), shall be subject to adjustment from time to time upon the happening of certain events while this conversion right remains outstanding, as follows:

                                    A. Merger, Sale of Assets, etc. If the
         Borrower at any time shall consolidate with or merge into or sell or convey all or substantially all its assets to any other corporation, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of shares or other securities and property as would have been issuable or distributable on account of such consolidation, merger, sale or conveyance, upon or with respect to the securities subject to the conversion or purchase right immediately prior to such consolidation, merger, sale or conveyance. The foregoing provision shall similarly apply to successive transactions of a similar nature by any such successor or purchaser. Without limiting the generality of the foregoing, the anti-dilution provisions of this Section 2.1 shall apply to such securities of such successor or purchaser after any such consolidation, merger, sale or conveyance.

                                    B. Reclassification, etc. If the Borrower
         at any time shall, by reclassification or otherwise, change the Common Stock into the same or a different number of securities of any class or classes, this Note, as to the unpaid principal portion thereof and accrued interest thereon, shall thereafter be deemed to evidence the right to purchase such number and kind of securities as would have been issuable as the result of such change with respect to the Common Stock immediately prior to such reclassification or other change.

                                    C. Stock Splits, Combinations and
         Dividends. If the shares of Common Stock are subdivided or combined into a greater or smaller number of shares of Common Stock, or if a dividend is paid on the Common Stock in shares of Common Stock, the Conversion Price shall be proportionately reduced in case of subdivision of shares or stock dividend or proportionately increased in the case of combination of shares, in each such case by the ratio which the total number of shares of Common Stock outstanding immediately after such event bears to the total number of shares of Common Stock outstanding immediately prior to such event.

                                    D. Share Issuance. Subject to the
         provisions of this Section 2.1, if the Borrower at any time shall issue any shares of Common Stock prior to the conversion of the entire principal amount of the Note (otherwise than as: (i) provided in Sections 2.1(c)(A), 2.1(c)(B) or 2.1(c)(C ) or this subparagraph (D);
         (ii) pursuant to options, warrants, or other obligations to issue shares, outstanding on the date hereof as set forth in the Schedules to the Purchase Agreement, (which agreement is incorporated herein by this reference) ((i) and (ii) above, are hereinafter referred to as the "EXISTING OPTION OBLIGATIONS"), for a consideration less than the Conversion Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Conversion Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Conversion Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Borrower upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted conversion price. Except for the Existing Option Obligations and options that may be issued under any employee incentive stock option and/or any qualified stock option plan adopted by the Company, for purposes of this adjustment, the issuance of any security of the Borrower carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Conversion Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

                  (d) During the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of Common Stock upon the full conversion of this Note. Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. Borrower agrees that its issuance of this Note shall constitute full authority to its officers, agents, and transfer agents who are charged with the duty of executing and issuing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the conversion of this Note.

                  2.2 Method of Conversion. This Note may be converted by the Holder in whole or in part as described in Section 2.1(a) hereof and the Purchase Agreement. Upon partial conversion of this Note, a new Note containing the same date and provisions of this Note shall be issued by the Borrower to the Holder for the principal balance of this Note and interest which shall not have been converted or paid.

                                  ARTICLE III

                                EVENT OF DEFAULT

                  The occurrence of any of the following events of default ("Event of Default") shall, at the option of the Holder hereof, make all sums of principal and interest then remaining unpaid hereon and all other amounts payable hereunder immediately due and payable, all without demand, presentment or notice, or grace period, all of which hereby are expressly waived, except as set forth below:

                  3.1 Failure to Pay Principal or Interest. The Borrower fails to pay any installment of principal or interest hereon or on any other promissory note issued pursuant to the Purchase Agreement, when due and such failure continues for a period of three (3) days after the due date.

                  3.2 Breach of Covenant. The Borrower breaches any material covenant or other term or condition of, or obligation under, this Note or the Purchase Agreement and such breach, if subject to cure, continues for a period of seven (7) days after written notice to the Borrower from the Holder.

                  3.3 Breach of Representations and Warranties. Any material representation or warranty of the Borrower made herein, in the Purchase Agreement, or in any agreement, statement or certificate given in writing pursuant hereto or in connection therewith shall be false or misleading.

                  3.4 Receiver or Trustee. The Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business; or such a receiver or trustee shall otherwise be appointed.

                  3.5 Judgments. Any money judgment, writ or similar final process shall be entered or filed against Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of forty-five (45) days.

                  3.6 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings or relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against the Borrower.

                  3.7 Delisting. Delisting of the Common Stock from the Principal Market or such other principal exchange on which the Common Stock is listed for trading; Borrower's failure to comply with the conditions for listing; or notification that the Borrower is not in compliance with the conditions for such continued listing.

                  3.8 Concession. A concession by the Borrower or a default under any one or more obligations in an aggregate monetary amount in excess of $50,000.

                  3.9 Stop Trade. An SEC stop trade order or Nasdaq National Market trading suspension.

                  3.10 Failure to Deliver Common Stock or Replacement Note. Borrower's failure to timely deliver Common Stock to the Holder pursuant to and in the form required by this Note and Section 9 of the Purchase Agreement, or if required a replacement Note.

                  3.11 Registration Default. The occurrence of a
         Non-Registration Event as described in Section 10.4 of the Purchase Agreement.

                                   ARTICLE IV

                                 MISCELLANEOUS

                  4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder hereof in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

                  4.2 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Borrower at the address as set forth on the signature page to the Purchase Agreement executed in connection herewith and to a Holder at the address set forth on the signature page to the Purchase Agreement for such Holder, with a copy in the case of a Holder to Sheldon G. Nussbaum, Fulbright & Jaworski L.L.P., 666 Fifth Avenue, New York, NY 10103, facsimile number (212) 318-3400, or at such other address as the Borrower or a Holder may designate by ten days advance written notice to the other parties hereto. A Notice of Conversion shall be deemed given when made to the Company pursuant to the Subscription Agreement.

                  4.3 Amendment Provision. The term "Note" and all reference thereto, as used throughout this instrument, shall mean this instrument as originally executed, or if later amended or supplemented, then as so amended or supplemented.

                  4.4 Assignability. This Note shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of the Holder and its successors and assigns, and may be assigned by the Holder.

                  4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay the Holder hereof reasonable costs of collection, including reasonable attorneys' fees.

                  4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of New York or in the federal courts located in the state of New York.

         Both parties and the individual signing this Note on behalf of the Borrower agree to submit to the jurisdiction of such courts. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note.

                  4.7 Maximum Payments. Nothing contained herein shall be deemed to establish or require the payment of a rate of interest or other charges in excess of the maximum permitted by applicable law. In the event that the rate of interest required to be paid or other charges hereunder exceed the maximum permitted by such law, any payments in excess of such maximum shall be credited against amounts owed by the Borrower to the Holder and thus refunded to the Borrower.

                  4.8 Prepayment. This Note may not be paid (in whole or in part) prior to the Maturity Date without the consent of the Holder.

                  4.9 Construction. Each party acknowledges that its legal counsel participated in the preparation of this Note and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Note to favor any party against the other.

         IN WITNESS WHEREOF, Borrower has caused this Note to be signed in its name by its Chairman on this ___th day of __________________.


                                        ADVANCED OPTICS ELECTRONICS, INC.


                                        By:
                                           -------------------------------------


WITNESS:



-------------------------------

                              NOTICE OF CONVERSION

     (To be executed by the Registered Holder in order to convert the Note)


         The undersigned hereby elects to convert $_________ of the principal and $_________ of the interest due on the Note issued by ADVANCED OPTICS ELECTRONICS, INC. on _______________, 2000 into Shares of Common Stock of ADVANCED OPTICS ELECTRONICS, INC. (the "Company") according to the conditions set forth in such Note, as of the date written below.



Date of Conversion:
                   -------------------------------------------------------------


Conversion Price:
                 ---------------------------------------------------------------


Shares To Be Delivered:
                       ---------------------------------------------------------


Signature:
          ----------------------------------------------------------------------


Print Name:
           ---------------------------------------------------------------------


Address:
        ------------------------------------------------------------------------

        ------------------------------------------------------------------------

                                   EXHIBIT D

                                FORM OF WARRANT

         THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THIS WARRANT AND THE COMMON SHARES ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT OR THE UNDERLYING SHARES OF COMMON STOCK UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO ADVANCED OPTICS ELECTRONICS, INC. THAT SUCH REGISTRATION IS NOT REQUIRED.


                                    Right to Purchase ________ Shares of Common
                                    Stock of Advanced Optics Electronics, Inc.
                                    (subject to adjustment as provided herein)

                         COMMON STOCK PURCHASE WARRANT

No.                                               Issue Date: September 15, 2000
   ------

         ADVANCED OPTICS ELECTRONICS, INC., a corporation organized under the laws of the State of Nevada (the "COMPANY"), hereby certifies that, for value received, __________________________, or assigns (the "Holder"), is entitled, subject to the terms set forth below, to purchase from the Company from and after the Issue Date of this Warrant and at any time or from time to time before 5:00 p.m., New York time, through five (5) years after such date (the "EXPIRATION DATE"), up to _______ fully paid and nonassessable shares of Common Stock (as hereinafter defined), $0.001 par value per share, of the Company, at a purchase price of $____ per share (such purchase price per share as adjusted from time to time as herein provided is referred to herein as the "PURCHASE PRICE"). The number and character of such shares of Common Stock and the Purchase Price are subject to adjustment as provided herein.

         As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

         (a) The term Company shall include Advanced Optics Electronics, Inc,. and any corporation which shall succeed or assume the obligations of Advanced Optics Electronics, Inc., hereunder.

         (b) The term "Common Stock" includes (a) the Company's Common Stock, $.001 par value per share, as authorized on the date of the Convertible Note Purchase Agreement referred to in Section 9 hereof, (b) any other capital stock of any class or classes (however designated) of the Company, authorized on or after such date, the Holders of which shall have the right, without limitation as to amount, either to all or to a share of the balance of current dividends and liquidating dividends after the payment of dividends and distributions on any shares entitled to preference, and the Holders of which shall ordinarily, in the absence of contingencies, be entitled to vote for the election of a majority of directors of the Company (even if the right so to vote has been suspended by the happening of such a contingency) and (c) any other securities into which or for which any of the securities described in (a) or (b) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

         (c) The term "Other Securities" refers to any stock (other than Common Stock) and other securities of the Company or any other person (corporate or otherwise) which the Holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 4 or otherwise.

         1. Exercise of Warrant.

                  1.1. Number of Shares Issuable upon Exercise. From and after the date hereof through and including the Expiration Date, the Holder hereof shall be entitled to receive, upon exercise of this Warrant in whole in accordance with the terms of subsection 1.2 or upon exercise of this Warrant in part in accordance with subsection 1.3, shares of Common Stock of the Company, subject to adjustment pursuant to Section 4.

                  1.2. Full Exercise. This Warrant may be exercised in full by the Holder hereof by surrender of this Warrant, with the form of subscription attached as Exhibit A hereto (the "SUBSCRIPTION FORM") duly executed by such Holder, to the Company at its principal office or at the office of its warrant agent (as provided hereinafter), accompanied by payment, in cash or by certified or official bank check payable to the order of the Company, in the amount obtained by multiplying the number of shares of Common Stock for which this Warrant is then exercisable by the Purchase Price (as hereinafter defined) then in effect.

                  1.3. Partial Exercise. This Warrant may be exercised in part (but not for a fractional share) by surrender of this Warrant in the manner and at the place provided in subsection 1.2 except that the amount payable by the Holder on such partial exercise shall be the amount obtained by multiplying (a) the number of shares of Common Stock designated by the Holder in the Subscription Form by (b) the Purchase Price then in effect. On any such partial exercise, the Company, at its expense, will forthwith issue and deliver to or upon the order of the Holder hereof a new Warrant of like tenor, in the name of the Holder hereof or as such Holder (upon payment by such Holder of any applicable transfer taxes), may request, the number of shares of Common Stock for which such Warrant may still be exercised.

                  1.4. Fair Market Value. Fair Market Value of a share of Common Stock as of a particular date (the "DETERMINATION DATE") shall mean the Fair Market Value of a share of the Company's Common Stock. Fair Market Value of a share of Common Stock as of a Determination Date shall mean:

                           (a) If the Company's Common Stock is traded on an
exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or the NASDAQ SmallCap Market, then the closing or last sale price, respectively, reported for the last business day immediately preceding the Determination Date.

                           (b) If the Company's Common Stock is not traded on
an exchange or on the NASDAQ National Market System or the NASDAQ SmallCap Market but is traded in the over-the-counter market, then the mean of the closing bid and asked prices reported for the last business day immediately preceding the Determination Date.

                           (c) Except as provided in clause (d) below, if the
Company's Common Stock is not publicly traded, then as the Holder and the Company agree or in the absence of agreement by arbitration in accordance with the rules then standing of the American Arbitration Association, before a single arbitrator to be chosen from a panel of persons qualified by education and training to pass on the matter to be decided.

                           (d) If the Determination Date is the date of a
liquidation, dissolution or winding up, or any event deemed to be a liquidation, dissolution or winding up pursuant to the Company's Certificate of Incorporation, then all amounts to be payable per share to holders of the Common Stock pursuant to the charter in the event of such liquidation, dissolution or winding up, plus all other amounts to be payable per share in respect of the Common Stock in liquidation under the charter, assuming for the purposes of this clause (d) that all of the shares of Common Stock then issuable upon exercise of all of the Warrants are outstanding at the Determination Date.

                  1.5. Company Acknowledgment. The Company will, at the time of the exercise of the Warrant, upon the request of the Holder hereof acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant. If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

                  1.6. Trustee for Warrant Holders. In the event that a bank or trust company shall have been appointed as trustee for the Holders of the Warrants pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

         2.1. Delivery of Stock Certificates, etc. on Exercise. The Company agrees that the shares of Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder hereof as the record owner of such shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for such shares as aforesaid. As soon as practicable after the exercise of this Warrant in full or in part, and in any event within 10 days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder hereof, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable federal or state securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash equal to such fraction multiplied by the then Fair Market Value of one full share, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.

         2.2. Cashless Exercise.

                  (a) Payment may be made either in (i) cash or by certified or official bank check or checks payable to the order of the Company equal to the applicable aggregate Purchase Price, (ii) by delivery of Warrants, Common Stock and/or Common Stock receivable upon exercise of the Warrants in accordance with Section (b) below, or (iii) by a combination of the foregoing methods, for the number of shares of Common Stock specified in such form (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder per the terms of this Warrant) and the Holder shall thereupon be entitled to receive the number of duly authorized, validly issued, fully-paid and non-assessable shares of Common Stock (or Other Securities) determined as provided herein.

                  (b) Notwithstanding any provisions herein to the contrary, if the Fair Market Value of one share of Common Stock is greater than the Purchase Price (at the date of calculation as set forth below), in lieu of exercising this Warrant for cash the Holder may elect to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being cancelled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Subscription Form in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

                           X=Y (A-B)
                                ---

                        A
                  -------------

                  Where    X=       the number of shares of Common Stock to be
                                    issued to the Holder

                           Y= the number of shares of Common Stock purchasable under the Warrant or, if only a portion of the Warrant is being exercised, the portion of the Warrant being exercised (at the date of such calculation)

                           A= the Fair Market Value of one share of the Company's Common Stock (at the date of such calculation)

                           B= Purchase Price (as adjusted to the date of such calculation)

         3. Adjustment for Reorganization, Consolidation, Merger, etc.

                  3.1. Reorganization, Consolidation, Merger, etc. In case at any time or from time to time, the Company shall (a) effect a reorganization,
(b) consolidate with or merge into any other person, or (c) transfer all or substantially all of its properties or assets to any other person under any plan or arrangement contemplating the dissolution of the Company, then, in each such case, as a condition to the consummation of such a transaction, proper and adequate provision shall be made by the Company whereby the Holder of this Warrant, on the exercise hereof as provided in Section 1 at any time after the consummation of such reorganization, consolidation or merger or the effective date of such dissolution, as the case may be, shall receive, in lieu of the Common Stock (or Other Securities) issuable on such exercise prior to such consummation or such effective date, the stock and other securities and property (including cash) to which such Holder would have been entitled upon such consummation or in connection with such dissolution, as the case may be, if such Holder had so exercised this Warrant, immediately prior thereto, all subject to further adjustment thereafter as provided in Section 4.

                  3.2. Dissolution. In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, prior to such dissolution, shall at its expense deliver or cause to be delivered the stock and other securities and property (including cash, where applicable) receivable by the Holders of the Warrants after the effective date of such dissolution pursuant to this Section 3 to a bank or trust company having its principal office in New York, New York, as trustee for the Holder or Holders of the Warrants.

                  3.3. Continuation of Terms. Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3.3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the shares of stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant as provided in Section 4. In the event this Warrant does not continue in full force and effect after the consummation of the transaction described in this Section 3.3, then only in such event will the Company's securities and property (including cash, where applicable) receivable by the Holders of the Warrants be delivered to the Trustee as contemplated by Section 3.2.

                  3.4. Share Issuance. If the Company at any time shall issue any shares of Common Stock prior to the complete exercise of this Warrant for a consideration less than the Purchase Price that would be in effect at the time of such issue, then, and thereafter successively upon each such issue, the Purchase Price shall be reduced as follows: (i) the number of shares of Common Stock outstanding immediately prior to such issue shall be multiplied by the Purchase Price in effect at the time of such issue and the product shall be added to the aggregate consideration, if any, received by the Company upon such issue of additional shares of Common Stock; and (ii) the sum so obtained shall be divided by the number of shares of Common Stock outstanding immediately after such issue. The resulting quotient shall be the adjusted Purchase Price. For purposes of this adjustment, the issuance of any security of the Company carrying the right to convert such security into shares of Common Stock or of any warrant, right or option to purchase Common Stock shall result in an adjustment to the Purchase Price upon the issuance of shares of Common Stock upon exercise of such conversion or purchase rights.

         4. Extraordinary Events Regarding Common Stock. In the event that the Company shall (a) issue additional shares of the Common Stock as a dividend or other distribution on outstanding Common Stock, (b) subdivide its outstanding shares of Common Stock, or (c) combine its outstanding shares of the Common Stock into a smaller number of shares of the Common Stock, then, in each such event, the Purchase Price shall, simultaneously with the happening of such event, be adjusted by multiplying the then Purchase Price by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such event, and the product so obtained shall thereafter be the Purchase Price then in effect. The Purchase Price, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described herein in this
Section 4. The number of shares of Common Stock that the Holder of this Warrant shall thereafter, on the exercise hereof as provided in Section 1, be entitled to receive shall be increased to a number determined by multiplying the number of shares of Common Stock that would otherwise (but for the provisions of this Section 4) be issuable on such exercise by a fraction of which (a) the numerator is the Purchase Price that would otherwise (but for the provisions of this Section 4) be in effect, and (b) the denominator is the Purchase Price in effect on the date of such exercise.

         5. Certificate as to Adjustments. In each case of any adjustment or readjustment in the shares of Common Stock (or Other Securities) issuable on the exercise of the Warrants, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of the Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and
(c) the Purchase Price and the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant. The Company will forthwith mail a copy of each such certificate to the Holder of the Warrant and any Warrant agent of the Company (appointed pursuant to Section 11 hereof).

         6. Reservation of Stock, etc. Issuable on Exercise of Warrant; Financial Statements. The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of the Warrants, all shares of Common Stock (or Other Securities) from time to time issuable on the exercise of the Warrant. This Warrant entitles the Holder hereof to receive copies of all financial and other information distributed or required to be distributed to the Holders of the Company's Common Stock.

         7. Assignment; Exchange of Warrant. Subject to compliance with applicable federal and state securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered Holder hereof (a "Transferor") with respect to any or all of the shares of Common Stock exercisable hereunder. On the surrender for exchange of this Warrant, with the Transferor's endorsement in the form of Exhibit B attached hereto (the "TRANSFEROR ENDORSEMENT FORM") and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable federal and state securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant or Warrants of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a "TRANSFEREE"), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.

         8. Replacement of Warrant. On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

         9. Registration Rights. The Holder of this Warrant has been granted certain registration rights by the Company. These registration rights are set forth in a Convertible Note Purchase Agreement entered into by the Company and Purchasers of the Company's 8% Convertible Notes at or prior to the issue date of this Warrant. The terms of the Convertible Note Purchase Agreement are incorporated herein by this reference. Upon the occurrence of a Non-Registration Event as described in the Convertible Note Purchase Agreement, in the event the Company is unable to issue Common Stock upon exercise of this Warrant that has been registered in the Registration Statement described in
Section 10.1(d) of the Convertible Note Purchase Agreement, within the time periods described in the Convertible Note Purchase Agreement, which Registration Statement must be effective throughout the exercise period of this Warrant, then upon written demand made by the Holder, the Company will pay to the Holder of this Warrant, in lieu of delivering Common Stock, a sum equal to the closing ask price of the Company's Common Stock on the Principal Market (as defined in the Convertible Note Purchase Agreement) or such other principal trading market for the Company's Common Stock on the trading date immediately preceding the date notice is given by the Holder, less the Purchase Price, for each share of Common Stock designated in such notice from the Holder.

         10. Maximum Exercise. The Holder shall not be entitled to exercise, on an exercise date, this Warrant in connection with that number of shares of Common Stock which would be in excess of the sum of (i) the number of shares of Common Stock beneficially owned by the Holder and its affiliates on an exercise date, and (ii) the number of shares of Common Stock issuable upon the exercise of this Warrant with respect to which the determination of this proviso is being made on an exercise date, which would result in beneficial ownership by the Holder and its affiliates of more than 4.99% of the outstanding shares of Common Stock of the Company on such date. For the purposes of the proviso to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulation 13d-3 thereunder. Subject to the foregoing, the Holder shall not be limited to aggregate exercises which would result in the issuance of more than 4.99%. The restriction described in this paragraph may be revoked upon 75 days prior notice from the Holder to the Company. The Holder may allocate which of the equity of the Company deemed beneficially owned by the Holder shall be included in the 4.99% amount described above and which shall be allocated to the excess above 4.99%.

         11. Warrant Agent. The Company may, by written notice to the Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 7, and replacing this Warrant pursuant to
Section 8, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

         12. Transfer on the Company's Books. Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

         13. Notices, etc. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder of this Warrant who has so furnished an address to the Company.

         14. Miscellaneous. This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought. This Warrant shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflicts of laws. Any action brought concerning the transactions contemplated by this Warrant shall be brought only in the state courts of New York or in the federal courts located in the state of New York. The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any this Warrant. The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof. The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision. The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other.

                  IN WITNESS WHEREOF, the Company has executed this Warrant under seal as of the date first written above.

                                            ADVANCED OPTICS ELECTRONICS, INC.


                                            By:
                                               ---------------------------------



Witness:


------------------------------

                                                                      EXHIBIT A

                              FORM OF SUBSCRIPTION
                   (To be signed only on exercise of Warrant)

TO: Advanced Optics Electronics, Inc.

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase (check applicable box):

___      ________ shares of the Common Stock covered by such Warrant; or

___ the maximum number of shares of Common Stock covered by such Warrant pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned herewith makes payment of the full purchase price for such shares at the price per share provided for in such Warrant, which is $___________. Such payment takes the form of (check applicable box or boxes):

___      $__________ in lawful money of the United States; and/or

___ the cancellation of such portion of the attached Warrant as is exercisable for a total of _______ shares of Common Stock (using a Fair Market Value of $_______ per share for purposes of this calculation); and/or

___ the cancellation of such number of shares of Common Stock as is necessary, in accordance with the formula set forth in Section 2, to exercise this Warrant with respect to the maximum number of shares of Common Stock purchaseable pursuant to the cashless exercise procedure set forth in Section 2.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________ whose address is _____________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to registration of the Common Stock under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or pursuant to an exemption from registration under the Securities Act.

Dated:
      --------------------------    --------------------------------------------
                                    (Signature must conform to name of Holder as specified on the face of the Warrant)

                                    -------------------------------------
                                    (Address)

                                                                      EXHIBIT B


                         FORM OF TRANSFEROR ENDORSEMENT
                   (To be signed only on transfer of Warrant)


                  For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading "Transferees" the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Advanced Optics Electronics, Inc. to which the within Warrant relates specified under the headings "Percentage Transferred" and "Number Transferred," respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Advanced Optics Electronics, Inc. with full power of substitution in the premises.

                                   Percentage                 Number
         Transferees               Transferred             Transferred
         -----------               -----------             -----------







Dated:                 ,
       ----------------  -------    --------------------------------------------
                                    (Signature must conform to name of Holder as specified on the face of the warrant)

Signed in the presence of:


-------------------------------     ------------------------------
         (Name)                               (address)

                                    ------------------------------
ACCEPTED AND AGREED:                          (address)
[TRANSFEREE]



-------------------------------
         (Name)

                                   EXHIBIT E

                           SCHEDULE OF OPTION HOLDERS


Leslie Robins                2/6/1999   2,000,000
Leslie Robins               1/27/2000   1,000,000
Leslie Robins                6/7/2000     900,000
Harold Herman                1/5/1999     150,000
Harold Herman               1/27/2000      75,000
Michael Pete                 1/5/1999     300,000
Michael Pete                1/27/2000     150,000
Michael Pete                 6/7/2000     125,000
John Cousins                6/28/1999     300,000
John Cousins                1/27/2000     300,000
John Cousins                 6/7/2000     150,000
Garth Gobeli               10/11/1999     100,000
Stephen Mills              10/11/1999      75,000
Michael Harmon             10/11/1999      75,000
Christopher Lehman         10/11/1999      50,000
Gary Fuehrer                4/17/2000      75,000
                                        5,825,000

                                   EXHIBIT F

                                FORM OF OPINION


                  1. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted.

                  2. The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement and Related Agreements. All corporate action on the part of the Company, its officers, directors and stockholders necessary for (i) the authorization of the Agreement and Related Agreements, and the performance of all obligations of the Company thereunder at each Closing, and (ii) the authorization, sale, issuance and delivery of the Securities pursuant to the Agreement and the Related Agreements has been taken. The Conversion Shares and the Warrant Shares, when issued pursuant to and in accordance with the terms of the Agreement and upon delivery, shall be validly issued and outstanding, fully paid and non assessable.

                  3. The execution, delivery and performance of any of the Agreement, the Notes or the Related Agreements by the Company and the consummation of the transactions contemplated by any thereof, will not, with or without the giving of notice or the passage of time or both:

                           (a) Violate the provisions of the Restated Articles
                  or bylaws of the Company; or

                           (b) To the best of such counsel's knowledge, violate
                  any judgment, decree, order or award of any court binding upon the Company.

                  4. The Agreement and Related Agreements constitute and the Notes, upon their issuance will constitute, valid and legally binding obligations of the Company, and are enforceable against the Company in accordance with their respective terms.

                  5. The sale of the Notes and the subsequent conversion of the Notes into Conversion Shares are not and will not be subject to any preemptive rights or, to such counsel's knowledge, rights of first refusal that have not been properly waived or complied with. The sale of the Warrants and the subsequent exercise of the Warrants for Warrant Shares are not and will not be subject to any preemptive rights or, to such counsel's knowledge, rights of first refusal that have not been properly waived or complied with.

                  6. Assuming the accuracy of the representations and warranties of the Purchasers contained in the Agreement, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. To the best of such counsel's knowledge, neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy and security under circumstances that would cause the offering of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the Securities Act which would prevent the Company from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions.

                  7. There is no action, suit, proceeding or investigation pending or, to the best of such counsel's knowledge, currently threatened against the Company that questions the validity of the Agreement or the Related Agreements or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated thereby, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company. To the best of such counsel's knowledge, the Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality; nor is there any action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.

                  8. The provisions of NSR 78.378 to 78.3793, inclusive, of the Nevada Revised Statutes, do not apply to the purchase of any Securities by the Purchasers, or to, or as a result of, any of the matters or actions contemplated in the Agreement or in any of the Related Agreements. The Company is not an "issuing corporation" as such term is defined in NRS 78.3788 of the Nevada Revised Statutes."